UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AptarGroup, Inc.
(Name of Registrant as Specified In Its Charter)

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475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424
March 26, 2013

Dear Stockholder,

        It is my pleasure to invite you to attend our annual meeting of stockholders on May 8, 2013. At the meeting, we will review AptarGroup's performance for fiscal year 2012 and our outlook for the future.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. Today, we mailed to most of our stockholders a Notice of 2013 Annual Meeting of Stockholders containing instructions on how to access our 2013 proxy statement and annual report and vote online. All other stockholders will continue to receive a copy of the proxy statement and annual report by mail unless they elect to receive the annual meeting materials over the Internet.

        The Notice and proxy statement contain instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

        The Notice and proxy statement are attached. You will also find enclosed voting instructions. The vote of each stockholder is important to us. Whether or not you expect to attend the annual meeting, I urge you to vote by the Internet or by telephone, or alternatively, to complete and return a paper proxy card as soon as possible.

        Help us "go green" and reduce costs. For those stockholders who are still receiving paper copies of our proxy statement and annual report, please consider contacting your broker or visit www.proxyvote.com to request electronic delivery or a Notice which will reduce the amount of paper materials needed to conduct our annual meeting.

        I look forward to seeing you on May 8 and addressing your questions and comments.

Sincerely,

Stephen J. Hagge President and Chief Executive Officer

475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424 March 26, 2013

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 8, 2013: The Proxy Statement and the 2012 Annual Report/Form 10-K are available at www.proxyvote.com.

        The annual meeting of stockholders of AptarGroup, Inc. will be held on May 8, 2013, at 9:00 a.m. (local time), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, 60603 to consider and take action on the following:

1.
To elect the three director nominees named in the proxy statement to terms of office expiring at the annual meeting in 2016;

2.
To approve, on an advisory basis, AptarGroup's executive compensation;

3.
To ratify the appointment of the independent registered public accounting firm;

4.
To approve the AptarGroup Performance Incentive Plan; and

5.
To transact any other business that is properly raised at the meeting.

        Your Board of Directors recommends a vote FOR all of the director nominees, FOR the resolution on executive compensation, FOR the ratification of the appointment of the independent registered public accounting firm and FOR the approval of the AptarGroup Performance Incentive Plan.

        Stockholders owning our common stock as of the close of business on March 14, 2013, are entitled to vote at the annual meeting. Each stockholder has one vote per share.

        Whether or not you plan to attend the annual meeting, we urge you to vote your shares by using the Internet (which is the most cost effective means for AptarGroup), toll free telephone number or by completing and mailing a paper proxy card.

By Order of the Board of Directors,

Robert W. Kuhn Secretary

i

ii

PROXY SUMMARY

          This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2013 Annual Meeting of Stockholders Information

Date and Time:	Wednesday, May 8, 2013 at 9:00 am (local time)
Place:	Offices of Sidley Austin LLP, located at One South Dearborn Street, Chicago, IL 60603
Record Date:	March 14, 2013

Voting Matters

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	6
2. Advisory vote on executive compensation	FOR	23
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2013	FOR	24
4. Approval of the AptarGroup Performance Incentive Plan	FOR	25

Our Director Nominees

					Committee Memberships
								Other Current Public Boards
		Director Since
Name	Age		Principal Occupation	Independent	CC	CGC	EC
Alain Chevassus	68	2001	President of COSFIBEL (flexible plastic packaging)	YES	X			—
Stephen J. Hagge	61	2001	President and Chief Executive Officer	NO			X	1
Giovanna Kampouri Monnas	57	2010	Independent Consultant	YES		X		1

CC = Compensation Committee	CGC = Corporate Governance Committee	EC = Executive Committee

Our Corporate Governance Facts

Size of Board	10
Number of Independent Directors	8
All Directors Attended at least 75% of Meetings Held	Yes
Separate Chairman & CEO	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Advisory Approval of Executive Compensation	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes

Our Executive Compensation Philosophy and Practices

          Our compensation program objectives are, first and foremost, to fairly reward our executives for growing our business and returning value to stockholders, and secondly, to retain our experienced leaders. The following factors demonstrate our performance objectives:

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  Pay that is reasonable and performance-based.

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  Significant amount of pay that is at risk (both annual and long-term), with a substantial amount provided in equity (and therefore linked with stockholders).

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  Stock ownership guidelines and prohibition of hedging or pledging AptarGroup equity securities.

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  Reasonable employment and change-in-control agreements that are competitive in markets in which we compete for executive talent. Tax gross-up clauses have been eliminated from named executive officer agreements.

  •
  Reasonable retirement plans.

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  Limited perquisites.

475 West Terra Cotta Ave, Suite E
Crystal Lake, Illinois 60014

PROXY STATEMENT

ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of stockholders of AptarGroup, Inc. ("AptarGroup" or "Company") to be held on May 8, 2013, beginning at 9:00 a.m. (local time), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, 60603 and at any postponements or adjournments of the meeting. This proxy statement was prepared under the direction of AptarGroup's Board of Directors ("Board of Directors" or "Board") to solicit your proxy for use at the annual meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and Annual Report/Form 10-K, to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Notice will be mailed to stockholders on or about March 26, 2013.

Who is entitled to vote?

        Stockholders owning our common stock at the close of business on March 14, 2013, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each stockholder has one vote per share on all matters to be voted on at the meeting. At the close of business on March 14, 2013, there were 66,266,404 shares of common stock outstanding.

What am I voting on?

        You are asked to vote on the following proposals:

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  To elect the three director nominees named in this proxy statement to terms of office expiring at the annual meeting in 2016

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  To approve, on an advisory basis, our executive compensation

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  To ratify the appointment of the independent registered public accounting firm

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  To approve the AptarGroup Performance Incentive Plan

        The Board of Directors knows of no other business that will be presented at the meeting. If other matters properly come before the annual meeting, the persons named as proxies will vote on them in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals?

        The Board has unanimously approved and recommends that you vote your shares:

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  FOR all of the director nominees

  •
  FOR the resolution on executive compensation

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  FOR the ratification of the appointment of the independent registered public accounting firm

  •
  FOR the approval of the AptarGroup Performance Incentive Plan

        Unless you give other instructions when voting your proxy, the persons named as proxies will vote in accordance with the recommendation of the Board.

How do I vote?

        You can vote your proxy in any of the following ways:

  ♦
  By Internet:    AptarGroup encourages stockholders to vote by Internet because it allows the least costly method of tabulating votes. You can vote by Internet by following the instructions on the proxy card or the Notice.

  ♦
  By Telephone:    You can vote by touch-tone telephone by following the instructions on the proxy card.

  ♦
  By Mail:    If you received proxy materials by mail or if you request a paper proxy card, you may elect to vote by mail. To do so, you should sign, date and complete the proxy card you receive and return it in the prepaid envelope which accompanied that proxy card.

        When voting to elect directors, you have three options:

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    Vote for all nominees

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    Vote for only some of the nominees

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    Withhold authority to vote for all or some nominees

        When voting on all other proposals, you again have three options, but they are different from those pertaining to the election of directors:

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    Vote FOR a given proposal

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    Vote AGAINST a given proposal

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    ABSTAIN from voting on a given proposal

        If you return your proxy with no votes marked, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        You can revoke your proxy at any time before it is exercised by any of the following methods:

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    Entering a new vote by Internet or telephone

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    Writing to AptarGroup's Corporate Secretary

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    Submitting another signed proxy card with a later date

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    Voting in person at the annual meeting

What is a quorum?

        A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of AptarGroup's common stock on March 14, 2013. There must be a quorum for the meeting to be held.

How are shares in a 401(k) plan voted?

        If you hold shares of AptarGroup through your 401(k) plan, you will be instructing the trustee how to vote your shares by voting by Internet or by telephone, or by completing and returning the proxy card. If you do not vote by Internet or telephone or if you do not return the proxy card, or if you return it with unclear voting instructions, the trustee will not vote the shares in your 401(k) account.

How are shares held in a broker account voted?

        If you own shares through a broker, you should be contacted by your broker regarding a proxy card and whether telephone or Internet voting options are available. If you do not instruct your broker on how to vote your shares, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for purposes of determining a quorum. Even without instructions, your broker may exercise discretion in voting for the ratification of the appointment of the independent registered public accounting firm. Brokers have authority to vote in their discretion on "routine" matters if they do not receive voting instructions from the beneficial owner of the shares. Other than the proposal regarding the ratification of the independent registered public accounting firm, all other proposals are not considered "routine" matters and, as a result, brokers may not vote on behalf of their clients if no voting instructions have been furnished. Broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied but do not affect the outcome of whether a matter is approved.

How many votes are required to approve each proposal?

        The three persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election. Approval of the proposal regarding the advisory vote on executive compensation, the ratification of the appointment of the independent registered public accounting firm and the approval of the AptarGroup Performance Incentive Plan, require the affirmative vote of a majority of the shares present at the meeting and entitled to vote on these proposals. Abstaining is the legal equivalent of voting against these proposals.

Who will count the votes?

        Our agent, Broadridge Financial Solutions, Inc., will count the votes cast by proxy or in person at the annual meeting.

How can I help reduce the environmental impact of our annual meeting?

        We encourage you to choose electronic (e-mail) delivery of future annual meeting materials by contacting your broker or visiting www.proxyvote.com. Please follow the Vote By Internet instructions on the proxy card or the Notice and you will be provided with the opportunity to choose electronic delivery for future meeting materials.

Following are the proposals to be voted on at this year's annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of ten members divided into three classes, with one class of directors elected each year for a three-year term. The Board of Directors proposes the following nominees, all of whom are currently serving as directors, to be elected to a new term expiring at the 2016 annual meeting.

        If any of the director nominees is unable or fails to stand for election, the persons named in the proxy intend to vote for a substitute nominee nominated by the Corporate Governance Committee of the Board of Directors. The following sets forth information as to each nominee for election at this meeting and each director continuing in office.

        We believe all of the members of the Board of Directors are individuals of outstanding character and sound judgment that have the business experience and acumen necessary to work together effectively and to make valuable contributions to the Board of Directors and management. As a U.S.-based company with significant international operations, particularly in Europe, we seek to maintain a balanced Board with approximately one-half of our directors being U.S. citizens and approximately one-half being citizens from countries other than the U.S. Additionally, we value the following attributes: operating experience in packaging or packaging-related businesses; skill sets which may include experience in finance, strategic planning, marketing, pharmaceutical products and manufacturing; diversity, including a mix of genders and multi-cultural viewpoints; and previous board of director experience.

        Set forth below is biographical and other background information concerning each director and director nominee. This information includes each person's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each person that led to the Board of Directors' conclusion that he or she should continue to serve as a director. In addition, set forth below is the year during which each director began serving on the Board of Directors and their age.

NOMINEES FOR ELECTION AT THIS MEETING TO TERMS
EXPIRING IN 2016

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Alain Chevassus	2001	68	Mr. Chevassus has been President of COSFIBEL (flexible plastic packaging) since 2000.

			The Board of Directors concluded that Mr. Chevassus should continue to serve as a director of AptarGroup in part due to his executive role as President of COSFIBEL, his knowledge of and background in the global packaging, merchandising solutions and cosmetics industries, particularly with respect to product categories that are important to AptarGroup, and his global financial and senior management experience.
Stephen J. Hagge	2001	61
			Mr. Hagge is the President and Chief Executive Officer of AptarGroup. He served as AptarGroup's Chief Operating Officer from 2008 to 2011 and as Executive Vice President and Secretary from 1993 to 2011. He served as AptarGroup's Chief Financial Officer from 1993 to 2008. Mr. Hagge is a director of CF Industries Holdings, Inc. (nitrogen and phosphate fertilizer manufacturer).

			The Board of Directors concluded that Mr. Hagge should continue to serve as a director of AptarGroup in part due to his role as President and Chief Executive Officer, his deep understanding of AptarGroup's business, as demonstrated by his more than 30 years as an executive of AptarGroup and its predecessor company, his knowledge of and background in the global dispensing systems and consumer packaging industry and his financial and senior management experience.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Giovanna Kampouri Monnas	2010	57	Ms. Monnas has been an independent consultant since 1996. Since 2006, Ms. Monnas has been a member of the Supervisory Board of Randstad Holding nv (a company publicly listed on the Euroenext Amsterdam Exchange providing human resources services). She is also a non-executive director of Puig S.L. (fragrance, cosmetic and fashion products). From 2005 until 2009 Ms. Monnas was a member of the supervisory board of TNT N.V. (mail, express and logistics services).

			The Board of Directors concluded that Ms. Monnas should continue to serve as a director of AptarGroup in part due to her experience from previously holding senior executive positions at leading global consumer marketing companies including Joh. Benckiser GmbH (consumer products company) and The Procter & Gamble Company (consumer products company), her knowledge of and background in the fragrance and cosmetic markets, which are particularly important to AptarGroup, and her global marketing and senior management experience.

The Board of Directors recommends a vote FOR each of the nominees for Director.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2014

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
George L. Fotiades	2011	59	Mr. Fotiades has been Chairman and Operating Partner of Healthcare Investments at Diamond Castle Holdings LLC (private equity investing) since 2007. Mr. Fotiades served as Chairman of Catalent Pharma Solutions (formerly part of Cardinal Health, Inc.) from 2007 until 2010. He is a member of the board of directors of the following companies: Prologis (integrated distribution facilities and services) and Cantel Medical (infection prevention and control products). He was a director of Alberto-Culver (personal care and beauty products) from 2006 until the closing of the acquisition of Alberto Culver by Unilever PLC in 2011. He also represents Diamond Castle on the boards of several privately held companies.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
			The Board of Directors concluded that Mr. Fotiades should serve as a director of AptarGroup in part due to his experience from previously held senior executive positions at leading healthcare and consumer product companies including Cardinal Health, Inc., Catalent Pharma Solutions, the former Warner-Lambert's Consumer Health Products Group (now part of Johnson & Johnson) and Bristol-Myers Squibb's Consumer Products, Japan division. The Board also considered his present and past board level experience with global organizations.
King W. Harris	1993	69
			Mr. Harris has been Chairman of the Board since 1996. Since 2000, he has been Chairman of Harris Holdings, Inc. (investments). He was a director and member of the audit committee of Alberto-Culver (personal care and beauty products) from 2006 until the closing of the acquisition of Alberto Culver by Unilever PLC in 2011.

			The Board of Directors concluded that Mr. Harris should continue to serve as a director of AptarGroup in part due to his role as former President and Chief Executive Officer of AptarGroup's former parent company, Pittway Corporation, where he had responsibility for overseeing Pittway's packaging businesses from 1978 to 1993, his experience as a director of public, private and civic organizations, his acquisition, marketing, sales and senior management experience, which includes merging Pittway's Seaquist Division with the Pfeiffer Companies to form AptarGroup in 1993, and his experience in the consumer products industry, including serving on the board and as a member of the audit committee of the former Alberto-Culver. This experience has also led the Board to determine that Mr. Harris is an "audit committee financial expert" as defined by the SEC.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Peter H. Pfeiffer	1993	64	Mr. Pfeiffer served as President and Chief Executive Officer of AptarGroup from 2008 through his retirement at the end of 2011. Prior to this, he was Vice Chairman of the Board since 1993.

			The Board of Directors concluded that Mr. Pfeiffer should continue to serve as a director of AptarGroup in part due to his former role as President and Chief Executive Officer of AptarGroup, his deep understanding of AptarGroup's business, as demonstrated by his more than 30 years as an executive of AptarGroup and the Pfeiffer Companies, his knowledge of and background in the global dispensing systems and consumer packaging industry and his related manufacturing, engineering, marketing and senior management experience.
Dr. Joanne C. Smith	1999	52
			Dr. Smith is a physician at the Rehabilitation Institute of Chicago ("RIC") and became RIC's President and Chief Executive Officer in 2006. Dr. Smith is a director of Hill-Rom, Inc. (healthcare, medical technology, formerly Hillenbrand Industries).

			The Board of Directors concluded that Dr. Smith should continue to serve as a director of AptarGroup in part due to her executive background as President and Chief Executive Officer of a leading research and healthcare rehabilitation organization, her public company director experience, her knowledge of and background in the healthcare and medical technology industry, which is particularly relevant for AptarGroup's Pharma business, and her strategic planning, operations and senior management experience.

 DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2015

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Leslie A. Desjardins	2012	53	From 2007 to 2011, Ms. Desjardins was Executive Vice President, Finance, of Amcor Ltd. (packaging). From 2005 to 2007, she served as Chief Financial Officer at General Motors Holden Ltd. (automotive). Prior to 2007, she was Controller and Executive Director for General Motors North America.

			The Board of Directors concluded that Ms. Desjardins should continue to serve as a director of AptarGroup due to her experience from holding senior executive positions at global companies that included Executive Vice President, Finance of Amcor Ltd., a global packaging company, and CFO of a division of General Motors, a global manufacturer of automobiles, and other related international and senior management assignments. This experience has also led the Board to determine that Ms. Desjardins is an "audit committee financial expert" as defined by the SEC.
Leo A. Guthart	1993	75	Mr. Guthart has been the Managing Member of the General Partner of Topspin Partners L.P. (venture capital investing) since 2000.

			The Board of Directors concluded that Mr. Guthart should continue to serve as a director of AptarGroup in part due to his role as the founder of a venture capital fund, his experience from holding senior executive positions including Executive Vice President of the Home and Building Control Group of Honeywell International, Inc., his background as Chief Executive Officer of a division of a leading global manufacturer, his role as former Vice Chairman of AptarGroup's former parent company, Pittway Corporation, and his financial and senior management experience. This experience has also led the Board to determine that Mr. Guthart is an "audit committee financial expert" as defined by the SEC.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Ralf K. Wunderlich	2009	46	Mr. Wunderlich has been a member of Amcor's Global Executive Team and President of the business group Amcor Flexibles Asia Pacific (packaging solutions) since 2010. He had been President and Managing Director of LINPAC Packaging Ltd. and an executive director of LINPAC Group Ltd. from 2008 through 2009. From 2005 to 2007, Mr. Wunderlich was President of Alcan Packaging, Global Tobacco Packaging. Mr. Wunderlich is a director of AMVIG Holdings Limited, a cigarette packaging and printing company listed on the Hong Kong Stock Exchange.

			The Board of Directors concluded that Mr. Wunderlich should continue to serve as a director of AptarGroup in part due to his senior executive positions at leading global packaging companies, his knowledge of and background in the packaging industry and his international experience in working with and from various European, American and Asian countries.

 CORPORATE GOVERNANCE

        AptarGroup's corporate governance documents, including our Corporate Governance Principles, Code of Business Conduct and Ethics, Director Independence Standards, and Board Committee Charters, are available through the Corporate Governance link on the Investor Relations page of the AptarGroup website at the following address: http://www.aptar.com. Within the time period required by the SEC and the New York Stock Exchange ("NYSE"), we will post on our website any amendment to or waiver from the Code of Conduct applicable to any executive officer or director. The information provided on our website is not part of this report and is therefore not incorporated herein by reference.

Corporate Governance Principles

        The Board of Directors has adopted a set of Corporate Governance Principles to provide guidelines for AptarGroup and the Board to ensure effective corporate governance. The Corporate Governance Principles cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees. The Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles and recommending to the Board any changes to the principles.

Code of Business Conduct and Ethics

        Ethical business conduct is a shared value of our Board, management and employees. AptarGroup's Code of Business Conduct and Ethics ("Code of Conduct") applies to our Board as well as our employees and officers, including our principal executive officer and our principal financial and accounting officer.

        The Code of Conduct covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to AptarGroup's business. AptarGroup encourages all employees, officers and directors to promptly report any violations of the Code of Conduct to the appropriate persons identified in the Code of Conduct. In the event that an amendment to, or a waiver from, a provision of the Code of Conduct that applies to any of our directors or executive officers is necessary, AptarGroup intends to post such information on its website. As of the date of the mailing of this proxy statement, there are no such amendments or waivers.

Policy Against Hedging and Pledging

        Our Board has adopted a policy that prohibits employees, executive officers and directors from engaging in hedging or pledging transactions involving any equity security of AptarGroup.

 Common Stock Ownership Guidelines

        In 2010, the Board adopted stock ownership guidelines that require non-executive directors to hold shares of AptarGroup common stock having a value of at least $150,000. Under the guidelines, directors have to achieve the respective level of ownership within five years from the measurement date of July 20, 2010, which is the date when the guidelines were adopted, or if they became a director after the measurement date, within five years from becoming a director.

Board Structure

        The Chairman of the Board is an independent director who is not an executive officer or employee of the Company. The Company believes that having an independent Chairman enhances the oversight ability of the Board. An independent Chairman can also provide stability and continuity during senior management transitions.

        The Board has four committees: the Audit, Compensation, Corporate Governance, and Executive Committees. Each committee is governed by a charter approved by the Board. Each member of the Audit, Compensation, and Corporate Governance Committees has been determined to be independent as discussed below under "Independence of Directors". Committees report their actions to the full Board at each next regular meeting. An affirmative vote of at least 70% of the Board is required to change the size, membership or powers of these committees, to fill vacancies in them, or to dissolve them.

Risk Oversight

        The Board is responsible for the Company's risk oversight. The Board receives a presentation annually that is prepared by management. This presentation includes an assessment and discussion of various risks, including but not limited to, operational, liquidity, and compensation practice risks. In addition, at each Audit Committee meeting, the Audit Committee discusses whether any new financial risks have arisen and the steps management has taken to monitor and control any such exposures.

Risk Assessment of Compensation Policies and Practices

        The Company has concluded that there are not any compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. The Board concurred with this conclusion. In conducting its risk assessment related to compensation policies and practices, the Company considered, among other things, the consistency of the Company's compensation practices over many years, and that certain annual performance incentive elements consider multiple year benchmarks.

Independence of Directors

        Our Corporate Governance Principles provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with AptarGroup either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with AptarGroup. Our Board has determined that eight out of ten current directors are independent in accordance with the NYSE listing standards. Those individuals determined to be independent are: A. Chevassus, L. Desjardins, G. Fotiades, L. Guthart, K. Harris, G. Kampouri Monnas, J. Smith, and R. Wunderlich. The Board has made this determination based on the following categorical standards, in addition to any other relevant facts and circumstances. These standards provide that a director generally will not be independent if:

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  The director is or has been an employee of the Company within the last three years or has an immediate family member who is or has been an executive officer of the Company within the last three years.

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  The director has received or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

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  The director is, or has an immediate family member who is, a current partner of a firm that is the Company's internal or external auditor ("Firm").

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  The director is a current employee of such Firm.

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  The director has an immediate family member who is a current employee of such Firm and who personally works on the Company's audit.

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  The director was, or has an immediate family member who was, within the last three years but is no longer a partner or employee of such Firm and personally worked on the Company's audit within that time.

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  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

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  The director is a current employee or an immediate family member is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

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  The director or an immediate family member is, or has been within the last three years, a director or executive officer of another company that is indebted to the Company, or to which the Company is indebted, if the total amount of either company's indebtedness for borrowed money to the other is or was 2% or more of the other company's total consolidated assets.

  •
  The director or an immediate family member is, or has been within the last three years, an officer, director or trustee of a charitable organization if the Company's, or any executive officer's, annual charitable contributions to the organization exceeds or exceeded the greater of $1 million, or 2% of such charitable organization's gross revenue.

        The Board considers the following to be immaterial when making independence determinations:

  •
  If a director is an officer, director or trustee of a charitable organization or entity to which the Company has made grants or contributions in the past year of less than $100,000.

  •
  Investments by Mr. Harris in a private equity fund managed by Mr. Guthart which, in the aggregate, are less than 1% of the fund's total net asset value.

  •
  Ms. Monnas' membership on the Board of Directors of Puig S.L., a customer of AptarGroup.

  •
  Mr. Wunderlich's position as President of Amcor Flexibles Asia Pacific, a division of Amcor, from which AptarGroup purchases goods in the normal course of business that total less than one tenth of one percent of Amcor's revenues and, where Amcor may from time to time be a customer of AptarGroup and purchase goods in the normal course of business from AptarGroup that total less than one tenth of one percent of AptarGroup's revenues.

Executive Sessions

        Non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not Company officers. Executive sessions are led by a "Presiding Director". An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Mr. Harris has been designated as the Presiding Director.

Nomination of Directors

        It is the policy of the Corporate Governance Committee to consider candidates for director recommended by stockholders. The Board has established a maximum age limit for director nominees. Nominees must be 74 years old or younger at the time of election. In order to recommend a candidate, stockholders must submit the individual's name and qualifications in writing to the Corporate Governance Committee (in care of the Secretary at AptarGroup's principal executive office at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014) and otherwise in accordance with all of the procedures outlined under "Other Matters — Stockholder Proposals" for a director nomination.

        In identifying and evaluating nominees for Director, the Corporate Governance Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NYSE. In addition, the Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate, including, but not limited to, the nominee's character, judgment, business experience and acumen, as well as the overall diversity of the Board. Because the Company's operations and customers are located in many different geographic regions, the Corporate Governance Committee considers international perspectives and cultural diversity when evaluating potential candidates. The Corporate Governance Committee also believes that a mix of genders is necessary to have a well-balanced and representative Board. In addition to candidates recommended by members of the Board or management, the Corporate Governance Committee also considers individuals recommended by stockholders. The Corporate Governance Committee evaluates candidates recommended for Director by stockholders in the same way that it evaluates any nominee recommended by members of the Board or management. The Corporate Governance Committee may engage outside advisors to identify potential Director candidates from time to time. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and more formally by the Corporate Governance Committee as it evaluates and identifies Director candidates.

Communications with the Board of Directors

        The Board has established a process for stockholders and other interested parties to communicate with the Board or an individual director, including the Presiding Director or the non-management directors as a group. A stockholder or other interested party may contact the Board or an individual director by writing to their attention at AptarGroup's principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014. Communications received in writing are distributed to the Board or to individual directors as appropriate in accordance with procedures approved by AptarGroup's independent directors.

Audit Committee

        The Board has determined that each member of the Audit Committee (Ms. Desjardins, Mr. Guthart and Mr. Harris) is independent in accordance with the requirements of the NYSE and an "audit committee financial expert" as that term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002. In reaching this latter determination, the Board considered, among other things, the relevant experience of Ms. Desjardins, Mr. Guthart, and Mr. Harris as described under "Election of Directors" in this proxy statement. The Audit Committee operates under a written charter that complies with all regulatory requirements.

        This committee oversees the financial reporting process, system of internal controls and audit process of AptarGroup and reviews AptarGroup's annual and interim financial statements. In addition, the Audit Committee reviews the qualifications, independence and audit scope of AptarGroup's independent registered public accounting firm and is responsible for the appointment, retention, termination, compensation and oversight of the independent registered public accounting firm. This committee also reviews AptarGroup's process for monitoring compliance with laws, regulations and its Code of Conduct. The Audit Committee also approves or ratifies all related party transactions in accordance with AptarGroup's Related Person Transactions Policy.

Compensation Committee

        The Compensation Committee is comprised solely of independent directors and is appointed by the Board to discharge the Board's responsibilities relating to compensation of the Company's executives. This committee may not delegate its authority. The Compensation Committee reviews and recommends to the Board compensation plans, policies and programs, as well as approves CEO and executive officer compensation, and employment and severance agreements, including change-in-control provisions. The Compensation Committee provides input and recommendations to the Board regarding the performance objectives for the CEO and other executive officers and their actual performance against such objectives. In addition, this committee annually reviews the succession plans affecting corporate and other key management positions and approves grants and/or awards of restricted stock, stock options and other forms of equity-based compensation. For further information on this committee's procedures for consideration of executive compensation, see our "Compensation Discussion and Analysis".

        The Compensation Committee receives recommendations annually from the CEO regarding the compensation levels of our other executive officers, including salary, annual performance incentives and equity compensation. For a further discussion of compensation information provided to the Compensation Committee by management, see our "Compensation Discussion and Analysis".

        Under the Compensation Committee charter, this committee has the authority to retain outside advisers as deemed necessary. In 2012, the Compensation Committee engaged Towers Watson to be the Compensation Committee's adviser and has also done so for 2013. The Compensation Committee has determined that Towers Watson is independent according to the advisor independence factors outlined by the NYSE.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Board who served on the Compensation Committee in 2012 (Messrs. Chevassus, Fotiades, Guthart and Harris) has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by AptarGroup under the SEC's rules requiring disclosure of certain relationships and related party transactions. In 2012, Mr. Hagge, President and Chief Executive Officer, participated in all discussions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. Mr. Hagge made suggestions or recommendations during these discussions; however, all deliberations and determinations regarding the compensation of our executive officers were made solely by the Compensation Committee.

 Corporate Governance Committee

        The Corporate Governance Committee is comprised solely of independent directors. This committee identifies, evaluates and recommends to the Board individuals qualified to stand for election as directors, including nominations received from Board members, stockholders or outside parties. This committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other nominee. Additional information regarding director nominations can be found under the heading "Nomination of Directors".

        The Corporate Governance Committee develops and recommends to the Board AptarGroup's corporate governance principles and standards to be applied in determining director independence. This committee reviews and recommends to the Board appropriate compensation for directors, taking into consideration, among other things, director compensation levels of companies with similar annual revenues as AptarGroup. This committee also makes recommendations to the Board regarding changes to the size and composition of the Board or any Board Committee.

Executive Committee

        The Executive Committee exercises certain powers of the Board, when the Board is not in session, in the management of the business and affairs of AptarGroup.

BOARD MEETING ATTENDANCE

        The Board met 8 times in 2012. No director attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which each director served. AptarGroup does not have a formal policy regarding director attendance at the annual meeting of stockholders. Ms. Desjardins, and Messrs. Hagge and Harris attended the 2012 annual meeting.

COMMITTEE MEMBERSHIP AND MEETINGS HELD
Name	Corporate Governance		Audit		Compensation		Executive

A. Chevassus(I)					X
L. Desjardins(I)			X
G. Fotiades(I)					X	*
L. Guthart(I)			X	*	X
S. Hagge							X
K. Harris(I)			X		X		X	*
G. Kampouri Monnas(I)	X
P. Pfeiffer							X
J. Smith(I)	X	*
R. Wunderlich(I)	X
Number of Meetings in Fiscal 2012	4		11		5		4

X* — Chairperson; (I) — Independent Director

BOARD COMPENSATION

        Employees of AptarGroup do not receive any additional compensation for serving as members of the Board or any of its committees. In 2012, compensation of non-employee directors consisted of the following:

        Prior to June 1, 2012:

  ♦
  an annual retainer of $40,000

  ♦
  a fee of $4,500 for each Board meeting attended in person and $1,000 for any teleconference Board meeting

  ♦
  a fee of $1,500 for each committee meeting attended in person

  ♦
  $1,000 for each teleconference of the Audit Committee, and $250 for each teleconference of a committee other than the Audit Committee

  ♦
  an annual retainer of $10,000 for the Chairpersons of the Audit and Compensation Committees

  ♦
  an annual retainer of $7,500 for the Chairperson of the Corporate Governance Committee

  ♦
  in lieu of the annual retainer and any meeting fees, an annual fee of $120,000 for the Chairman of the Board, who is not an executive of AptarGroup

        In order to streamline the director compensation process, the Board approved a retainer based fee structure effective June 1, 2012, and eliminated fees for individual meetings and teleconferences. Effective June 1, 2012:

  ♦
  an annual retainer of $70,000

  ♦
  an annual retainer of $12,000 for the Chairperson of the Audit Committee

  ♦
  an annual retainer of $10,000 for the Chairperson of the Compensation Committee

  ♦
  an annual retainer of $7,500 for the Chairperson of the Corporate Governance Committee

  ♦
  an annual retainer of $11,000 for members of the Audit Committee

  ♦
  an annual retainer of $7,000 for members of the Compensation, Corporate Governance and Executive Committees

  ♦
  in lieu of the annual retainers, an annual fee of $140,000 for the Chairman of the Board, who is not an executive of AptarGroup

        Each director is reimbursed for out-of-pocket expenses incurred while attending Board and committee meetings.

        Pursuant to the 2008 Director Stock Option Plan, on May 4, 2012, each non-employee director was granted a non-qualifying option to purchase 9,500 shares of common stock at an exercise price of $53.72. The option shares granted to each non-employee director have a ten-year term and vest over a three-year period with one third becoming exercisable on each anniversary of the date of grant or the day before each annual meeting of stockholders.

        The following table includes fees paid in cash during 2012 and the grant date fair value of options granted during 2012.

DIRECTOR COMPENSATION
Name	Fees Paid in Cash ($)	Fair Value of Stock and Option Awards ($)(1)(2)	Total ($)

S. Baustert(3)	34,000	—	34,000
A. Chevassus	110,750	100,605	211,355
L. Desjardins	81,500	100,605	182,105
G. Fotiades	119,500	100,605	220,105
R. Goldstein(3)	38,250	—	38,250
L. Guthart	139,750	100,605	240,355
S. Hagge	—	—	—
K. Harris	170,000	100,605	270,605
G. Kampouri Monnas	110,750	100,605	211,355
P. Pfeiffer	110,500	100,605	211,105
J. Smith	118,250	100,605	218,855
R. Wunderlich	110,750	100,605	211,355
(1)
Option Award amounts represent the grant date fair value using the Black-Scholes option pricing model. Assumptions used in the calculation of the grant date fair values are included in Note 13, "Stock-Based Compensation" to AptarGroup's audited financial statements for the year ended December 31, 2012, included in AptarGroup's Annual Report on Form 10-K filed with the SEC on February 28, 2013 ("AptarGroup's Financial Statements").

(2)
The aggregate number of options outstanding as of December 31, 2012 for each non-employee director is as follows: A. Chevassus — 31,000, L. Desjardins — 9,500, G. Fotiades — 19,000, L. Guthart — 33,000, K. Harris — 49,000, G. Kampouri Monnas — 27,000, P. Pfeiffer — 1,015,000 (1,005,500 of which were granted prior to Mr. Pfeiffer becoming a non-executive director and when he was an executive officer of the Company), J. Smith — 33,000, and R. Wunderlich — 33,000. Mr. Pfeiffer also had 1,500 restricted stock units outstanding as of December 31, 2012 (granted prior to Mr. Pfeiffer becoming a non-executive director and when he was an executive officer of the Company).

(3)
Messrs. Baustert and Goldstein served until the 2012 annual meeting of stockholders.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, AptarGroup stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of AptarGroup's Named Executive Officers ("NEOs") as disclosed in the Compensation Discussion and Analysis ("CD&A") and tabular disclosures of this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board. AptarGroup currently intends to submit the compensation of our named executive officers annually, consistent with the advisory vote of the stockholders at our annual meeting held in 2011.

        AptarGroup's compensation philosophy is to fairly reward our executives for growing our business and returning value to stockholders and to retain our experienced leaders.

        The overall compensation program for NEOs has consistently included an annual performance incentive element that rewards the NEOs for the Company's short-term performance as well as an equity element (typically stock options or restricted stock units) that provides for long-term compensation that is driven by our share performance and, therefore, is aligned with our stockholders' interests. The specific objectives of our compensation program are that a substantial portion of the NEOs' compensation should be performance-based and should be delivered in the form of equity awards. Our CD&A describes our compensation philosophy and objectives in more detail.

        The Board of Directors values the opinions of our stockholders. Although the resolution is non-binding, the Board will consider the outcome of the advisory vote when making future compensation decisions.

  The Board of Directors recommends a vote FOR the following non-binding resolution:

        "Resolved, that stockholders approve the compensation of the Company's NEOs as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement."

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

        AptarGroup is asking stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as AptarGroup's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Independent Registered Public Accounting Firm Fees

        PricewaterhouseCoopers LLP has audited AptarGroup's consolidated financial statements annually for over 10 years. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

        The following table sets forth the aggregate fees charged to AptarGroup by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2012 and 2011 fiscal years and for other services rendered during the 2012 and 2011 fiscal years to AptarGroup and its subsidiaries.

Fee Category:	2012	% of Total	2011	% of Total
Audit Fees	$3,218,000	92%	$2,973,000	89%
Tax Fees	283,000	8%	372,000	11%

Total Fees	$3,501,000	100%	$3,345,000	100%

        Audit Fees primarily represent amounts billed for the audit of AptarGroup's annual financial statements, including statutory audits of the financial statements at certain non-U.S. locations, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, consents and reviewing documents to be filed with the SEC.

        Tax fees primarily represent amounts billed for services related to tax advice on the Company's global tax structure. Tax Fees also include tax compliance and preparation services including federal, state and international tax compliance and assistance with tax audits and appeals.

        The Audit Committee's policies and procedures require pre-approval for all audit and permissible non-audit services to be performed by AptarGroup's independent registered public accounting firm. These services are pre-approved by the entire Audit Committee; however, the Audit Committee may delegate to one or more of its members the authority to grant such preapprovals provided that any such decision of such member or members must be presented to the full Audit Committee at its next scheduled meeting.

        The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2013.

PROPOSAL 4 — TO APPROVE THE
APTARGROUP PERFORMANCE INCENTIVE PLAN

Introduction

        Pursuant to applicable rules and regulations, every five years AptarGroup will ask stockholders to approve performance incentive plans for our executive officers and other employees who would be eligible to participate in such plans. AptarGroup is asking stockholders to approve the AptarGroup Performance Incentive Plan ("Performance Incentive Plan") under which executive officers and other employees would be eligible to participate in incentive awards based on the achievement of objective performance goals. The plan was approved by the Board of Directors on February 21, 2013 and it replaces the AptarGroup, Inc. Annual Bonus Plan that was approved by stockholders at the 2008 Annual Meeting of Stockholders.

        Subject to stockholder approval, the Compensation Committee intends to grant incentive awards under the Performance Incentive Plan by utilizing specified financial and individual measures (as more fully described below) when determining such awards. Should the Performance Incentive Plan receive stockholder approval, it is intended that the plan will qualify for exemption under Section 162(m) of the Internal Revenue Code, which would allow awards to be tax deductible.

Description of the Plan

        The purposes of the Performance Incentive Plan are to:

  •
  retain and motivate officers and other employees of AptarGroup who are designated by the Compensation Committee to participate in the Performance Incentive Plan for a specified performance period (a "Performance Period"); and

  •
  provide such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period.

        The following is a brief summary of some of the terms of the Performance Incentive Plan and is qualified in its entirety by, and made subject to, the more complete information set forth in the Performance Incentive Plan set forth as Appendix A to this proxy statement.

        All officers and other employees of AptarGroup are eligible to be designated for participation in the Performance Incentive Plan. The Compensation Committee will designate the eligible employees who will participate in the Performance Incentive Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, the date on which 25% of the Performance Period has been completed (the "Applicable Period"). Currently, AptarGroup's executive officers (6 persons) are eligible to participate in the Performance Incentive Plan.

        Under the Performance Incentive Plan, payment of awards to participating employees is subject to the attainment of specific performance goals established by the Compensation Committee for each Performance Period, and other terms and conditions that may be established by the Compensation Committee during the Applicable Period. A participant may receive an award under the Performance Incentive Plan based upon achievement of an objective performance goal or goals using one or more objective corporate-wide or subsidiary, business segment, division, operating unit or individual measures. With respect to performance incentive amounts payable to persons who are, or are expected to be, employed as the CEO or certain of the other most highly compensated executive officers of AptarGroup as of the last day of AptarGroup's taxable year ("162(m) Covered Employees"), the applicable performance goals shall include one or more of the following objective performance measures:

  •
  Profitability Measures: (i) earnings per share, (ii) earnings before interest and taxes ("EBIT"), (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (iv) business segment income, (v) net income, (vi) operating income, (vii) revenues, (viii) profit margin, (ix) cash flow(s) and (x) expense reduction;

  •
  Capital Return Measures: (i) return on equity, (ii) return on assets, (iii) return on invested capital, (iv) EBIT to capital ratio, (v) EBITDA to capital ratio, (vi) business segment income to business segment capital ratio, (vii) working capital ratios and (viii) total shareholder return; and

  •
  Other Performance Measures: (i) successful implementation of strategic initiatives relating to cost reduction, revenue production and/or productivity improvement, and (ii) successful integration of acquisitions.

        Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of AptarGroup (including the performance of one or more subsidiaries, business segments, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

        Upon attainment of the relevant performance goals, a participant will be eligible to receive an award in cash or restricted stock units, or any combination of both. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee's base salary, or a multiple thereof, at the time or immediately before the performance goals for such Performance Period were established. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the Performance Incentive Plan that would otherwise be made to any participant or to decide that no payment shall be made. No participant will receive a payment under the Performance Incentive Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount will be proportionately increased or decreased with respect to Performance Periods that are more than or less than, respectively, one year in duration.

        Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each Performance Period following a certification by the Compensation Committee that the applicable performance goals were satisfied. No payment of performance compensation shall be made later than March 15 of the year immediately following the later to occur of (A) the year in which the applicable Performance Period ends or (B) the year in which the payment becomes vested.

        The Compensation Committee may delegate its responsibilities under the Performance Incentive Plan to the CEO or such other executive officer of AptarGroup as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to performance incentive amounts payable to 162(m) Covered Employees.

        The following table shows the minimum and maximum amounts that could be awarded to the following persons and groups under the Performance Incentive Plan based on the attainment of performance goals for AptarGroup's fiscal year ending on December 31, 2013. The precise amounts that will be payable with respect to performance during such fiscal year are not determinable until after such date.

NEW PLAN BENEFITS APTARGROUP PERFORMANCE INCENTIVE PLAN
Plan Participant	Dollar Value ($)

Stephen Hagge President and Chief Executive Officer	$0 to $1,850,000
Robert Kuhn Executive Vice President, Chief Financial Officer and Secretary	$0 to $940,000
Patrick Doherty President, Aptar Beauty+Home	$0 to $970,000
Olivier Fourment President, Aptar Pharma	$0 to $911,000
Eldon Schaffer President, Aptar Food + Beverage	$0 to $690,000
Executive Officer Group	$0 to $5,990,000
Non-Executive Director Group	$0
Non-Executive Officer Employee Group	$0

        No compensation will be paid under the Performance Incentive Plan to 162(m) Covered Employees if the Performance Incentive Plan is not approved by stockholders. If approved,

the Performance Incentive Plan will remain in effect until January 1, 2018, unless terminated earlier by the Board of Directors. The actual amount of compensation that will be paid under the Performance Incentive Plan, if the approval of stockholders is obtained, cannot be determined at this time.

The Board of Directors recommends a vote FOR the approval of the AptarGroup Performance Incentive Plan.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We are a leading global provider of a broad range of innovative packaging delivery solutions primarily for the beauty, personal care, home care, pharmaceutical, food and beverage markets. We have operations located throughout the world including North America, Europe, Asia and South America and our senior management team is a diverse group of experienced executives who are based in these various geographic regions. Accordingly, because certain executive officers reside in Europe, our compensation programs reflect a blend of both U.S. and local market practices in order for us to retain and motivate the best executive talent around the globe. The NEOs for 2012 are:

  •
  Stephen J. Hagge, President and CEO,

  •
  Robert W. Kuhn, Executive Vice President and Chief Financial Officer ("CFO") and Secretary,

  •
  Olivier Fourment, President of our Aptar Pharma segment,

  •
  Patrick Doherty, President of our Aptar Beauty + Home segment, and

  •
  Eldon Schaffer, President of our Aptar Food + Beverage segment.

        Mr. Fourment resides in Europe. The salary and annual performance incentive amounts for Mr. Fourment are denominated in Euros. Our other four current NEOs reside in the United States.

Compensation Philosophy Objectives

        Our compensation program objectives are, first and foremost, to fairly reward our executives for growing our business and returning value to stockholders, and secondly, to retain our experienced leaders. The low turnover rate at our senior management level has been a critical factor in the consistency of our long-term performance over the past 20 years. We believe that one of AptarGroup's competitive advantages has been, and will continue to be, the cohesiveness and long-term experience of our executive officer group. AptarGroup's NEOs for 2012 have been employed by the Company, on average, for over 25 years each.

        Our compensation philosophy and programs include the following governance elements that support our objectives:

  •
  An independent Compensation Committee consultant, Towers Watson;

  •
  Pay that is reasonable and performance-based;

  •
  Significant amount of pay that is at risk (both annual and long-term), with a substantial amount provided in equity (and therefore linked with stockholders);

  •
  Stock ownership guidelines and limits on NEO stock trading and hedging;

  •
  Reasonable employment and change-in-control agreements that are competitive in markets in which we compete for executive talent;

  •
  Reasonable retirement plans;

  •
  Limited perquisites; and

  •
  In 2012, tax gross-up clauses were eliminated from executive officer employment agreements.

2012 Performance Results

  •
  Reported sales of $2.3 billion equaled the prior year's record level;

  •
  Cash flow from operations of $314 million, a 20% increase compared to the prior year;

  •
  Earnings per share, excluding restructuring initiatives and acquisition effects, of $2.47 per share; and

  •
  Return on equity, excluding restructuring initiatives and acquisition effects, of 13%.

        The latter two elements listed above were components of the annual performance incentive formula used for 2012.

        The Compensation Committee considered the tremendous support that our proposal on executive compensation received from stockholders at our May 2012 annual meeting, at which approximately 90% of votes cast (excluding broker non-votes) were in favor of our compensation policies and practices. Therefore, no changes were made to our principal compensation policies or practices; however, in light of stockholder preferences and recent market practice changes, tax gross-up clauses were eliminated from executive officer employment agreements. The NEO compensation elements for 2012 were consistent with elements traditionally used by AptarGroup and they included: salary, annual performance incentive amounts, restricted stock units (for certain NEOs) and stock options. We believe our compensation programs and philosophy have contributed to our long-term financial performance.

Compensation Determination

        The Compensation Committee of our Board of Directors has responsibility for approving the compensation programs for our NEOs and acts pursuant to a charter that has been approved by our Board and is available through the Corporate Governance link on the Investor Relations page of the AptarGroup website located at: www.aptar.com. Under this charter, the Compensation Committee has the authority to retain outside advisers as deemed necessary, and in 2012 the Compensation Committee retained Towers Watson, a global Human Resources consulting firm. The Compensation Committee has determined that Towers Watson is independent according to the advisor independence factors outlined by the NYSE. In making this independence determination, the Compensation Committee recognized that Towers Watson provides other services to the Company. The Compensation Committee determined that the nature of these other services, together with protocols implemented by Towers Watson, did not give rise to any conflict of interest. Also, the Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE.

        The Compensation Committee takes into account an assortment of factors and reviews a variety of information before setting annual compensation levels. As its starting point, the Compensation Committee considers the value in the long-term experience of our senior management team and the importance of retaining them. The Compensation Committee also reviews past compensation levels when setting current levels. Although the Compensation Committee does not solely rely on benchmarking to determine any element of compensation or overall compensation, the Compensation Committee does believe compensation data are important in order to confirm the competitiveness of the Company's compensation levels. AptarGroup has historically relied on size-appropriate published general industry survey data as its sole source of compensation data. Additionally, the Compensation Committee reviews proxy data from the Company's 15-company compensation peer group (listed below) for the CEO and CFO positions as a secondary reference point.

        The Compensation Committee uses its judgment and past experience to determine appropriate compensation for each executive. The Compensation Committee also has historically intended to create a compensation program for NEOs that generally targets total direct compensation (combined salary, annual performance incentives, and long-term incentives) at the median of similar amounts delivered to individuals with comparable duties and revenue responsibilities in companies similar in size to AptarGroup. The Compensation Committee would consider setting total direct compensation between the 50th and 75th percentiles should circumstances such as executive tenure, company performance, and individual performance warrant such a range. Based on the study conducted by Towers Watson in 2012 described in further detail below, AptarGroup's 2012 total direct compensation for executive officers, including NEOs, on average, is between the 25th and 50th percentile relative to the general industry survey data. Specifically, average salary and average total annual cash compensation are at the median, and average long-term incentives are below the 50th percentile relative to the market survey data.

        We manage our business for the long-term benefit of all stakeholders and consequently we believe that it is important that our senior management receive a substantial portion of their compensation in the form of equity awards. By making equity awards a substantial portion of senior management compensation, we are ensuring that AptarGroup's leaders are personally sensitive to and aligned with the long-term interests of our stockholders, and that they are rewarded for increases in stockholder value. Historically, a substantial portion of NEO compensation has been delivered in the form of time-vested stock options. Restricted stock units have generally been awarded in lieu of the executive's annual performance incentive, at the executive's election. When determining the appropriate amount of equity compensation to be awarded to executive officers, the Compensation Committee considers the value of the equity award in relation to total compensation.

        As mentioned, AptarGroup maintains a 15-company compensation proxy peer group that serves as a supplement to the general industry published survey data that remains as the primary data source given its appropriateness from a size perspective. Additionally, the proxy peer group companies are used for industry financial comparison purposes and a source of data for compensation plan design characteristics. In consultation with Towers Watson, the following characteristics of the compensation peer group are considered by the Compensation Committee:

  •
  U.S.-based companies that either compete with AptarGroup for market share or operate in similar industries as AptarGroup

  •
  Companies that compete with AptarGroup for capital

  •
  Competitors for senior executive talent (i.e., where AptarGroup would recruit senior talent from, and potentially lose executives to)

  •
  Emphasis on non-U.S operations, i.e., a majority of the peers have a significant percentage of revenue attributable to foreign operations

  •
  The degree to which certain companies list AptarGroup as a compensation peer

  •
  Revenue and market capitalization

From time to time, the Compensation Committee will monitor the peer group for potential revisions in light of changing market or business conditions. For example, one of the 2011 peer companies, Temple-Inland, was removed from the peer group because it was acquired by another company in 2012. The following 15 companies are contained in the peer group:

        Annually the Compensation Committee reviews compensation survey information prepared by Towers Watson for the CEO and other executive officer positions, and in 2012, peer group compensation data was also considered for the CEO and CFO. Consistent with prior years, the compensation elements evaluated by Towers Watson are base salary, annual cash incentives, actual total cash compensation (the sum of base salaries and cash incentives), long-term incentives, and total direct compensation (the sum of total cash compensation and long-term incentives). In 2012, when determining the compensation of executive officers other than Mr. Hagge, the Compensation Committee reviewed recommendations furnished by Mr. Hagge, including salary, annual cash incentive, and option grant level recommendations.

        For U.S.-based executive officers, salary and annual performance incentive survey data provided by Towers Watson is based on its U.S. Executive Compensation Database, a survey containing hundreds of companies from all industries. Data are adjusted to AptarGroup's revenue size using regression analysis (based on AptarGroup's revenue and the respective position's responsibilities, as summarized below). Long-term incentive compensation information is derived from Towers Watson's U.S. Long-term Incentive Plan Report, using data for companies with revenues between $1 billion and $3 billion (78 companies). The same compensation elements were also reviewed in Towers Watson's peer group proxy analysis for Messrs. Hagge and Kuhn.

        For French-based executive officers, both U.S. and French Market data are reviewed. The U.S. Towers Watson data relies on the same sources and adjustments as mentioned above. All French Towers Watson data is based on Towers Watson's French Top Executive Survey, which includes 76 companies.

        For both the U.S. and French survey data, given the adjustments made to the data to reflect AptarGroup's business and revenue size, the Compensation Committee does not consider the specific identities of the companies included in the surveys to be material for purposes of its compensation deliberations and, accordingly, the specific identities of the companies included within each survey sample are not disclosed to the Compensation Committee.

        The information related to base salary and annual cash incentive compensation that was provided by Towers Watson in 2012 was regressed based on the following annual revenue responsibilities, which are representative of AptarGroup's approximate revenue size:

  •
  CEO and CFO: corporate revenues of approximately $2.3 billion, and

  •
  Segment Presidents: group/segment revenues of approximately $267 million to $1.5 billion.

        Based on Towers Watson's benchmarking analysis that was furnished to the Compensation Committee, AptarGroup's 2012 total direct compensation, on average, is between the 25th and 50th percentile relative to the published survey data and competitive with the 25th and 50th percentiles (depending on the role) relative to the peer group proxy data. Specifically, total direct compensation for AptarGroup's CEO was generally competitive with the 25th percentile relative to the peer group proxy data, and total direct compensation for AptarGroup's CFO was generally competitive with the 50th percentile.

        Fees paid to Towers Watson for services rendered in 2012 to the Compensation Committee for executive compensation consultation (including the proxy and survey benchmarking, participation in meetings with AptarGroup and its Compensation Committee and other requests from the Compensation Committee) totaled approximately $145,000. Management also engaged Towers Watson for other services that were provided to the

Company including work related to compensation market survey data for approximately 200 positions, job classification and grading projects, and actuarial work among others. These services were approved by the Compensation Committee and totaled approximately $246,000 in fees.

Elements of Our Compensation Programs

        Cash Compensation:

    •
    Salary

    •
    Annual Performance Incentive (non-equity incentive compensation)

        Equity-based Compensation:

    •
    Stock options

    •
    Restricted Stock Units ("RSUs")

        Other:

    •
    Post-termination compensation (including severance, pension plans, profit sharing and savings plans)

    •
    Perquisites

        Salary.    We believe that competitive salaries play an integral part in attracting and retaining executive talent.

        Annual Performance Incentive.    AptarGroup's annual performance incentive programs have historically included continuous improvement elements and incorporated metrics that provide fair but not overly excessive compensation. For example, in 2008, when AptarGroup achieved record results, the annual performance incentive award for our CEO was 103% of base salary and has not been higher since then in spite of additional record results in both 2010 and 2011. We believe that our annual performance incentive plans accomplish these important objectives while rewarding short-term performance. Additional information on the Company's annual performance incentive plans can be found under the heading "Analysis of Our Compensation Programs." To encourage executive officer share ownership, executive officers may elect to receive up to 50% of their annual performance cash incentive in the form of RSUs. If an executive elects to receive a portion of his or her annual performance cash incentive in RSUs, the executive will also receive an additional 20% of the elected amount in the form of RSUs. The value of each RSU is determined by the closing share price on the NYSE on the date of grant.

        Equity-based Compensation.    Equity awards granted to our NEOs are made pursuant to our Stock Awards Plans (the "SAP") which have been approved by stockholders. While the SAP provides for awards in the form of stock options, restricted stock, RSUs, and other awards, NEOs have traditionally only been awarded stock options and, to a small degree, restricted stock units granted at the discretion of the Compensation Committee or issued to NEOs at their election in lieu of a portion of their annual performance cash incentive as described above. We believe that stock options and RSUs issued under our SAP are an effective form of equity compensation and that both of these forms of equity compensation have strong retentive value because they vest ratably over a three-year period.

        Stock options granted under the SAP vest over a three-year period, with one third becoming exercisable on each anniversary of the grant date, and have a ten-year term. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and option re-pricing is expressly prohibited by the SAP's terms. Fair market value is defined as the closing market price of a share of our common stock on the date of grant.

        All option awards made to NEOs or any other employee are authorized by the Compensation Committee. The Compensation Committee has generally followed a practice of making all option grants to executive officers, including the NEOs, on a single date each year. For 17 out of the last 18 years, the Compensation Committee has granted these annual awards at its regularly scheduled meeting in January. The one exception relates to the Compensation Committee's decision to delay the granting of options in 2004 until stockholders approved the 2004 Stock Awards Plan, in which case the Compensation Committee granted options in June of that year. The January meeting date has historically occurred approximately three to four weeks prior to the issuance of the press release reporting our earnings for the previous fiscal year. The Compensation Committee believes that it is appropriate that annual awards be made on a consistent basis.

        While NEO option awards have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards to NEOs or other employees at other times.

        RSUs convert into shares of our common stock if the recipient is still employed by us or is an AptarGroup retiree on the date that RSUs vest. RSUs granted under the SAP vest over a three-year period, with one third vesting on each of the first three anniversaries of the grant date. Recipients of RSUs may not vote the units in stockholder votes and they do not earn or receive any dividend payments on the units.

        Post-termination compensation.    The employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer provide for guaranteed minimum salary levels, death benefits, non-competition clauses and post-termination commitments. The post-termination commitments do not significantly affect the Compensation Committee's decisions concerning other compensation elements. The employment agreement of Mr. Fourment provides for guaranteed minimum salary levels, non-competition clauses, and customary benefits under the French Collective Bargaining Agreement of the Plastics Industry. We believe the post-termination commitments included in the NEOs' agreements are not substantially different from what is typical at other companies with revenues similar to those of AptarGroup. Additional information about the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2012, is found under "Potential Payments Upon Termination of Employment".

        We also offer pension, profit sharing and savings plans to our employees. We believe that the pension plans and retirement agreements are an important part of our NEO compensation program. These plans serve a critically important role in the retention of our senior executives, as plan benefits increase for each year that these executives remain employed by us. The plans thereby encourage our most senior executives to remain employed by us and continue to work on behalf of our stockholders. Additional information regarding our pension plans is found under "Pension Benefits".

        We maintain profit sharing and savings plans for our employees, including certain NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. These plans permit employees to make such savings in a manner that is relatively tax efficient.

U.S. Employees

        We have a tax-qualified retirement savings plan ("U.S. Savings Plan") that is available to our employees, including Messrs. Hagge, Kuhn, Doherty and Schaffer. Employees may contribute a percentage of their pre-tax earnings (limited by anti-discriminatory rules and regulations) to the U.S. Savings Plan and we will make a matching contribution equal to $0.50 for each $1 contributed by our employees, in accordance with IRS regulations and limits and in no instance shall it be greater than 3% of the employee's earnings. Annual contributions are in accordance with IRS regulations and limits. Amounts held in the U.S. Savings Plan accounts may not be withdrawn prior to the employee's termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the IRS.

Non-U.S. Employees

        Certain employees, including Mr. Fourment, participate in local profit sharing and savings plans.

        We do not have deferred compensation plans.

        Perquisites.    Perquisites have historically not been a significant percentage of overall NEO compensation and therefore generally do not affect the decisions of the Compensation Committee when determining other elements of compensation. These perquisites can include a company-provided automobile, memberships in social and professional clubs, and supplemental life insurance, among others. The Compensation Committee believes it is necessary to provide NEOs with a limited range of perquisites similar to those provided by other companies in order to recruit and retain the best executive talent. The Compensation Committee reviews the perquisites provided to its NEOs on a regular basis.

Analysis of Our Compensation Programs

        AptarGroup's compensation programs for our NEOs are designed to support our overall objectives of growing our business, increasing stockholder value and retaining our long-term, experienced senior management team. In order to achieve these objectives, the Compensation

Committee aims to achieve a balance between short-term and long-term rewards using a combination of cash and equity-based compensation, while establishing a competitive overall compensation package that includes a competitive base salary. The use of time vested equity awards also allows the Compensation Committee to align the interests of NEOs with those of stockholders while providing compensation with retentive qualities.

        The program's specific objectives are as follows:

        A Substantial Portion of NEO Compensation Should Be Performance-Based.    Our compensation program is designed to reward AptarGroup's short-term and long-term performance. In addition to base salary, the two largest components of total NEO compensation are annual performance incentive amounts and stock option grants. Annual performance incentive amounts, which are paid in cash or, at the election of the executive officer, paid in cash and RSUs, are meant to reward our NEOs for current year results. Annual performance incentive amounts of the NEO, are based on formulas described under "Annual Performance Incentive Plans" below. Stock option awards, which vest ratably over a three-year period and have a ten-year expiration life, and RSUs which generally are awarded in lieu of annual performance cash incentive amounts and that vest ratably over a three-year period, are meant to reward our NEOs for the long-term success and growth of our company. Accordingly, such equity awards are considered performance-based compensation.

        When reviewing the portion of compensation that is performance-based as described above in relation to total compensation, the Compensation Committee does not include in total compensation any changes in the actuarial valuation of accrued pension benefits because these values can change dramatically if actuarial assumptions change. In addition, when determining the appropriate amount of equity based compensation to be awarded to executive officers, the Compensation Committee considers the value of the equity award in relation to total compensation.

        Taken together, the combined annual performance incentive amount (cash and the grant date fair value of any RSUs taken in lieu of cash), and option values (the grant date fair value), represented the following percentages of total compensation (excluding changes in pension benefit valuations) for 2012: 69% for Mr. Hagge, 62% for Mr. Kuhn, 62% for Mr. Fourment, 59% for Mr. Doherty and 60% for Mr. Schaffer.

        The graphs below illustrate the amount of performance-based compensation (annual performance cash incentive and equity awards, each shown separately) in relation to salary and other compensation. Amounts are represented as percentages of total compensation (excluding changes in pension benefit valuations).

        A Substantial Portion of NEO Compensation Should Be Delivered in the Form of Equity Awards.     Awarded stock option and RSU values (the grant date fair values) represented the following percentages of total compensation (excluding changes in pension benefit valuations) for 2012: 60% for Mr. Hagge, 53% for Mr. Kuhn, 48% for Mr. Fourment , 43% for Mr. Doherty, and 52% for Mr. Schaffer.

        When including stock options that are exercisable within 60 days of March 14, 2013 (date of record for voting at the annual meeting), AptarGroup's executive officers and directors, as a group, own approximately 6% of the outstanding shares of our common stock.

 Cash Compensation

        Base Salary.    We believe that it is appropriate to provide a certain portion of NEO compensation that is fixed. The salary level of the CEO is established by the Compensation Committee each January after evaluating individual performance and discussing the information provided by Towers Watson. The salary levels of other NEOs are also set each January after evaluating and discussing the recommendations of the CEO and reviewing any relevant market survey information for the other NEO positions. In January 2012, the Compensation Committee increased the salary of Mr. Hagge to $900,000 in relation to his appointment to President and Chief Executive Officer, effective January 1, 2012. The Compensation Committee also increased the salary of Mr. Schaffer to $335,000 in relation to his appointment as President of Food + Beverage segment as of January 1, 2012. For 2012, salary levels for our other NEOs were increased from 2011 levels as follows: 7% for Mr. Kuhn, 5% for Mr. Fourment and 6% for Mr. Doherty. In considering the base salary increases for 2012, the Compensation Committee reviewed the NEO's 2011 relative positioning to the survey base salary and total cash compensation data. On average, AptarGroup was below the 50th percentile for base salary and total cash compensation relative to the market survey data.

        Annual Performance Incentive.    The Compensation Committee has determined that the minimum annual performance incentive amount that can be awarded to each NEO is zero. The Compensation Committee believes that the annual performance incentive amounts should reflect AptarGroup's financial performance, and accordingly, if AptarGroup's results declined significantly, it should be possible that no annual performance incentive be awarded to the NEOs.

        The Compensation Committee has determined that the maximum annual performance incentive amount that can be awarded to each NEO is limited to 200% of base salary and in no circumstance greater than $2 million. The Compensation Committee believes that this maximum limit would allow the NEOs to be sufficiently rewarded for outstanding financial performance while considering the overall tax deductibility of such awards.

        Rather than setting thresholds with automatic awards, the annual performance incentive formulas are designed to provide for awards of 0% to 200% of base salary depending on the outcome of the individual elements in the aggregate. Each element has a baseline, or starting point, from which a percentage of salary is established. These baseline percentages are then increased or decreased depending on our actual results as described below.

        The 2012 annual performance incentive amounts of Messrs. Hagge and Kuhn were based on a two-part formula that includes the following elements:

  •
  AptarGroup's earnings per share, and

  •
  AptarGroup's return on equity

        The Compensation Committee believes the annual performance incentive elements for the CEO and CFO should be closely aligned with stockholders' interests and, accordingly, selected the above two elements which are each integral drivers of stockholder value.

        The 2012 annual performance incentive amounts for the other NEOs, each of whom is a president of one of AptarGroup's three business segments, are based on a four-part formula that includes the following elements:

  •
  AptarGroup's earnings per share,

  •
  AptarGroup's return on equity,

  •
  Business segment income, and

  •
  Ratio of business segment income to business segment capital

        The Compensation Committee believes that it is important to award annual performance incentives to our segment presidents that are based on a combination of elements that are closely aligned with stockholder interests and segment-specific elements. The Compensation Committee believes that AptarGroup's earnings per share and return on equity elements accomplish the objective of aligning a portion of the segment presidents' annual performance incentive amounts with the interests of stockholders. The Compensation Committee also believes that each business segment president should be rewarded for increasing the profits of their respective segment and, consequently, business segment income ("segment income") is one of the annual performance incentive elements. Further, because our business is capital intensive and efficient use of capital resources is critical to our success, the annual performance incentive for segment presidents includes an element for the respective segment's income to capital ratio.

        In 2012, two unusual items were reflected in the reported results of AptarGroup. AptarGroup completed the acquisition of the Stelmi Group in July 2012, and in October 2012, the Company announced a restructuring initiative to optimize certain European operations. In accordance with the incentive compensation plan approved by stockholders in 2008, the effects of these two unusual items have been excluded from the 2012 annual performance elements.

Analysis of annual performance incentive elements for the CEO:

  •
  AptarGroup's earnings per share ("EPS"):  If diluted EPS equals the average of the EPS of the past three years ("Baseline EPS"), a baseline annual performance incentive of 30% of salary is determined. This baseline annual performance incentive percentage is then increased or decreased by a factor for each 1% increase/decrease above or below the Baseline EPS. For example, if EPS were at or below the Baseline EPS, this element percentage would be between 0% and 30% of salary. If EPS were at or moderately above the Baseline EPS, this element percentage would be expected to be between 30% and 60% of salary. If EPS were significantly above the Baseline EPS, this element percentage would be expected to be between 60% and 90% of salary. Based on AptarGroup's adjusted annual diluted earnings per share in 2012 of $2.47, this annual performance incentive element percentage for 2012 was 39% of salary.

  •
  AptarGroup's return on equity ("ROE"):  AptarGroup's ROE element is calculated by dividing the fiscal year consolidated reported net income by the fiscal year's twelve month average stockholder's equity, excluding restructuring initiatives and acquisition effects. For this element, a 10% ROE is the Baseline Ratio and would result in a baseline annual performance incentive of 15% of salary. This baseline annual performance incentive percentage is then increased by a factor for each 1% increase above the Baseline Ratio or eliminated if the actual ratio is less than the Baseline Ratio. For example if the ROE ratio falls below 10%, no annual performance incentive percentage is awarded for this element. If the ratio is moderately above the Baseline Ratio, this element percentage would be expected to be between 15% and 25% of salary. If this ratio was significantly above the Baseline Ratio, this element percentage would be expected to be between 25% and 35% of salary. Based on AptarGroup's adjusted ROE of 13% in 2012, this annual performance incentive element percentage for 2012 was 24% of salary.

Analysis of annual performance incentive elements for the CFO:

  •
  AptarGroup's EPS and AptarGroup's ROE:  For the CFO, the annual performance incentive elements are the same as those of the CEO, however the CFO's annual performance incentive element percentages are 75% of the annual performance incentive element percentages described above for the CEO.

Analysis of annual performance incentive elements for the Segment Presidents:

  •
  AptarGroup's EPS:  If Baseline EPS is reached, a baseline annual performance incentive of 5% is determined. This baseline annual performance incentive percentage is then increased or decreased by a factor for each 1% increase/decrease above or below the Baseline EPS. For example, if EPS were at or below the Baseline EPS, this element percentage would be between 0% and 5% of salary. If EPS were at or moderately above the Baseline EPS, this element percentage would be expected to be between 5% and 15% of salary. If EPS were significantly above the Baseline EPS, this element percentage would be expected to be between 15% and 25% of salary. This annual performance incentive element percentage for 2012 was 8%.

  •
  AptarGroup's ROE:  For this element, a 10% ROE is the Baseline Ratio and would result in a baseline annual performance incentive of 5% of salary. This baseline annual performance incentive percentage is then increased by a factor for each 1% increase above the Baseline Ratio or eliminated if the actual ratio is less than the Baseline Ratio. For example, if the ROE ratio fall below 10%, no annual performance incentive is awarded for this element. If the ratio is moderately above the Baseline Ratio, this element percentage would be expected to be between 5% and 10% of salary. If this ratio was significantly above the Baseline Ratio, this element percentage would be expected to be between 10% and 15% of salary. This annual performance incentive element for 2012 was 8% of salary.

  •
  Segment income: Segment income is reported in the footnotes to our financial statements included in our periodic and annual reports filed with the SEC. If segment income equals the average of the past three years ("Baseline Average"), a baseline annual performance incentive of 6% of salary is determined. This baseline annual performance incentive element is then increased or decreased by a factor for each 1% increase/decrease above or below the Baseline Average. For example, if segment income were at or below the Baseline Average, this element percentage would be between 0% and 6% of salary. If segment income were at or moderately above the Baseline Average, this element percentage would be expected to be between 6% and 20% of salary. If segment income were significantly above the Baseline Average, this element percentage would be expected to be between 20% and 40% of salary. The 2012 adjusted results of our Pharma and Beauty + Home segments, and the 2012 results of our Food + Beverage segment were above the Baseline Average and, consequently, the annual performance incentive elements for 2012 were 9%, 15% and 14% of salary, respectively.

  •
  Segment income to capital ratio:  The segment income to capital ratio is calculated by dividing the segment income for the year by the respective segment's fiscal twelve month average capital. Segment capital represents segment equity plus segment debt less segment cash and equivalents. This annual performance incentive element is based upon achieving certain fixed levels of segment income to capital ratios. The range of this element percentage is 0% to 15% of salary. For 2012, the adjusted segment income to capital annual performance incentive element percentage for the Pharma and Beauty + Home segments, and the 2012 segment income to capital annual performance incentive element for our Food + Beverage segment were 14%, 9% and 8%, respectively.

  •
  Additional element for CFO and Aptar Pharma's President:  The Compensation Committee also awarded a special one-time performance incentive of 250 and 1,000 shares, respectively, to AptarGroup's CFO and the president of our Aptar Pharma segment, worth approximately $13,000 and $53,000, respectively, related to work associated with the Stelmi Group acquisition.

        In 2012, the mix of salary versus annual performance incentive for the NEOs is represented in the following graphs. Annual performance incentive amounts include cash awards and any deferred cash awards taken in the form of RSUs.

Equity Compensation

        As described above, we believe that a substantial portion of each NEO's compensation should be in the form of equity awards because the Compensation Committee believes that such awards serve to align the interests of NEOs with those of our stockholders.

        The amount of compensation provided in the form of equity awards as determined by the Compensation Committee in a given year is dependent on the value of the option grant on the date of grant relative to the executive's cash compensation. The Compensation Committee also reviews the value of long-term incentive compensation in the competitive market when determining equity awards as well as the quantity of shares given to NEOs in prior years. We believe that our current compensation program for NEOs, pursuant to which a portion of compensation is in the form of equity, strikes a reasonable balance. This mix of equity and cash compensation gives our NEOs a substantial alignment with stockholders, while also permitting the Compensation Committee to motivate the NEOs to pursue specific short and long-term performance goals. For 2012, total equity compensation (comprised of the value of stock options and RSU grants) represented approximately 53% of total compensation (excluding changes in pension benefit valuations) for the NEOs on an aggregate basis, and total cash and other compensation (comprised of salary, annual performance cash incentive, and other compensation) represented approximately 47% of total compensation (excluding changes in pension benefit valuations).

Stock Ownership

        Under the stock ownership guidelines, the executive officers must own Company common stock and/or hold restricted stock units representing a value that is as follows: for the CEO, five times his base salary; for the remaining executive officers, one times their base salary. Under the guidelines, executive officers have to achieve the respective levels of ownership within five years from the measurement date of January 1, 2009, which is the date when the guidelines were adopted, or if they became an executive officer or CEO after the measurement date, within five years of attaining those positions. In January 2013, the Compensation Committee reviewed the stock ownership guidelines for executive officers and determined that each NEO satisfied these guidelines as of December 31, 2012.

Stock Trading Guidelines

        We have an Insider Trading Policy that applies to senior management, including the NEOs. The Insider Trading Policy prohibits our senior management from engaging in selling short our common stock or engaging in hedging, pledging or offsetting transactions regarding our common stock. Generally, it also establishes a blackout window that prohibits senior management from entering into transactions regarding our common stock from 30 days prior to the date of a regularly scheduled financial press release, through 24 hours after such release (excluding the exercise of a vested stock option with which shares are purchased under the option but not sold). We may impose additional blackout periods from time to time, if we believe it is necessary.

Tax Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation in excess of $1 million paid to each of our CEO and our three other most highly compensated executive officers other than our CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it is performance-based, as defined in Section 162(m). When possible, we seek to qualify U.S. incentive compensation of executives for deductibility under Section 162(m). Accordingly, in 2008, stockholders approved AptarGroup's incentive compensation plan, which we intend to provide for performance-based incentives that are exempt from the deduction limit. Historically, our U.S. covered compensation has not exceeded the Section 162(m) limit, but there may be circumstances in which our need to recruit, retain and incentivize our employees may cause us to exceed the limit.

 Compensation Committee Report

        The Compensation Committee of the Board of Directors oversees AptarGroup's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

        In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company's Proxy Statement to be filed in connection with the Company's 2013 Annual Meeting of Stockholders.

                      Compensation Committee

                      George L. Fotiades (Chair)
                      Alain Chevassus
                      Leo A. Guthart
                      King W. Harris

Summary Compensation Table

        The table below contains compensation information for our current NEOs of AptarGroup. The non-equity incentive compensation plan amounts are presented in the fiscal year in which they were earned. These amounts were paid in February of the following year once the consolidated financial results of AptarGroup were completed. For information concerning the objectives of our compensation program, including an analysis of individual compensation elements awarded in 2012, see our "Compensation Discussion and Analysis".

Name and Principal Position	Year	Salary ($)	Bonus ($)	Grant Date Fair Value of Stock Awards ($)(1)(2)	Grant Date Fair Value of Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Stephen J. Hagge	2012	900,000	—	340,200	1,480,050	283,500	617,429	20,603	3,641,782
President and	2011	700,000	—	60,000	852,000	531,000	601,315	12,574	2,756,889
Chief Executive Officer	2010	620,000	—	168,210	688,500	495,600	334,355	12,574	2,319,239
(effective January 1, 2012)
Robert W. Kuhn	2012	450,000	—	133,133	517,500	111,500	178,799	18,367	1,409,299
Executive Vice President and	2011	420,000	—	120,000	488,480	160,400	167,571	23,733	1,380,184
Chief Financial Officer	2010	350,000	—	60,000	394,740	181,000	77,781	8,250	1,071,771
(and Secretary effective January 1, 2012)
Olivier Fourment(6)	2012	425,735	—	52,530	517,500	173,781	489,083	30,868	1,689,497
President,	2011	438,974	—	—	488,480	330,761	244,933	29,941	1,533,089
Aptar Pharma	2010	384,887	—	—	394,740	260,381	—	28,341	1,068,349
Patrick Doherty	2012	470,000	—	—	517,500	188,000	282,893	23,323	1,481,716
President,	2011	445,000	—	—	488,480	267,000	283,920	30,639	1,515,039
Aptar Beauty+Home	2010	410,000	—	35,080	394,740	270,600	137,213	22,578	1,270,211
Eldon Schaffer President, Aptar Food+Beverage (effective January 1, 2012)	2012	335,000	—	76,380	362,250	63,650	127,847	11,874	977,001
(1)
To recognize accomplishments leading to the successful acquisition of the Stelmi Group in 2012, Messrs. Kuhn and Fourment were granted, at the discretion of the Board of Directors and Compensation Committee, 250 and 1,000 RSUs, respectively, with fair values of $13,133 and $52,530, respectively, calculated using the closing market price of our common stock ($52.53) on July 3, 2012, the date of grant. RSUs vest over a three year period.

(2)
Stock Award Compensation for Messrs. Hagge, Kuhn and Schaffer includes the fair value of RSUs granted in lieu of the executive's annual performance incentive for that year, at the executive's election, and additional RSUs granted to an executive officer who made such election. The value of the additional RSUs granted represents 20% of the value of the annual performance incentive (non-equity incentive compensation plan amount) that was taken in the form of RSUs in lieu of cash. RSUs vest over a three year period. The number of RSUs granted to Messrs. Hagge, Kuhn and Schaffer with respect to 2012 performance is included in the table below. The number of RSUs granted was determined by dividing the amount of the annual performance incentive taken in RSUs and the additional 20% on that amount by the closing market price of our common stock ($53.94) on February 28, 2013, the date of the grant.

	Amounts Included In Stock Awards Column Above Taken In Lieu Of Cash ($)/(# RSUs)	Amounts Included In Stock Awards Column For Additional 20% On Amounts Taken In Lieu of Cash ($)/(# RSUs)	Combined Total ($)/(# RSUs)

S. Hagge	$283,500/5,256	$56,700/1,051	$340,200/6,307
R. Kuhn	$100,000/1,854	$20,000/371	$120,000/2,225
E. Schaffer	$63,650/1,180	$12,730/236	$76,380/1,416
(3)
Option Award values represent the grant date fair values determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the expense related to options can be found in Note 13, "Stock-Based Compensation" to AptarGroup's audited financial statements for the year ended December 31, 2012, included in AptarGroup's Annual Report on Form 10-K filed with the SEC on February 28, 2013 ("AptarGroup's Financial Statements").

(4)
All of these amounts relate to changes in pension values. Assumptions used to calculate the change in the present value of accrued benefits were the same as those disclosed in Note 8, "Retirement and Deferred Compensation Plans" to AptarGroup's Financial Statements.

(5)
The amount of other compensation in 2012 includes Company contributions to profit sharing and savings plans and amounts related to a Company-provided automobile for all NEOs. Also, the amount of other compensation in 2012 includes premiums related to Company-provided term life insurance for Mr. Hagge and premiums related to Company-provided supplemental disability insurance and club dues for Messrs. Hagge and Doherty. The amount of other compensation in 2012 for Mr. Fourment includes Company contributions related to a profit sharing program of approximately $22,700.

(6)
Mr. Fourment's compensation is denominated in Euros and was translated to U.S. dollars using the average exchange rates for each respective year, except for the annual performance incentive amount which was translated using the spot exchange rate on the date the amount was determined.

 Grants of Plan-Based Awards

        The table below includes information regarding the estimated possible annual performance incentive amounts for 2012 for the named executive officers relating to their annual performance incentive formulas.

        The table below also includes information regarding grants of stock options in 2012 and grants of RSUs that were awarded in 2012. The grant date fair value of RSUs is calculated using, and the exercise price of option awards represents, the closing price of AptarGroup's common stock on the NYSE on the date of grant.

GRANTS OF PLAN-BASED AWARDS
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Stock Awards: Number of Shares of Stock or Units (#)(4)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
S. Hagge	01/11/12	—	—	—	—	143,000	51.80	1,480,050
	02/28/12	—	—	—	1,137	—	—	60,000
	—	—	—	1,800,000	—	—	—	—
R. Kuhn	01/11/12	—	—	—	—	50,000	51.80	517,500
	02/28/12	—	—	—	2,275	—	—	120,000
	07/03/12	—	—	—	250	—	—	13,133
	—	—	—	900,000	—	—	—	—
O. Fourment	01/11/12	—	—	—	—	50,000	51.80	517,500
	07/03/12	—	—	—	1,000	—	—	52,530
	—	—	—	851,000	—	—	—	—
P. Doherty	01/11/12	—	—	—	—	50,000	51.80	517,500
	—	—	—	940,000	—	—	—	—
E. Schaffer	01/11/12	—	—	—	—	35,000	51.80	362,250
	—	—	—	670,000	—	—	—	—
(1)
The annual performance incentive programs allow for reduction factors that would result in no award being made should the Company's results significantly fall short of averages of the past several years and there are no set thresholds.

(2)
The Company does not establish incentive targets. See our "Compensation Discussion and Analysis" for further information regarding annual performance incentive programs.

(3)
The maximum award allowed under our annual performance incentive plans is 200% of salary provided that no award shall exceed $2 million.

(4)
Amounts on February 28, 2012 represent RSUs granted to Messrs. Hagge and Kuhn at their election to receive RSUs in lieu of a portion of their 2011 annual performance incentive (paid/awarded in 2012) and an additional 20% of the elected amount granted to those officers making such election. Amounts on July 3, 2012 represent RSUs granted to Messrs. Kuhn and Fourment at the discretion of the Board of Directors and Compensation Committee related to the acquisition of the Stelmi Group.

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information on the holdings of stock option and stock awards by the named executive officers as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

S. Hagge	—	—	—	—	2,943	140,440
	70,000	—	20.06	06/03/14	—	—
	70,000	—	24.25	01/19/15	—	—
	70,000	—	27.01	01/18/16	—	—
	70,000	—	30.45	01/17/17	—	—
	82,500	—	37.52	01/16/18	—	—
	75,000	—	30.56	01/14/19	—	—
	50,000	25,000	36.42	01/20/20	—	—
	25,000	50,000	48.20	01/12/21	—	—
	—	143,000	51.80	01/11/22	—	—
R. Kuhn	—	—	—	—	3,331	158,955
	13,000	—	37.52	01/16/18	—	—
	43,000	—	30.56	01/14/19	—	—
	28,667	14,333	36.42	01/20/20	—	—
	14,334	28,666	48.20	01/12/21	—	—
	—	50,000	51.80	01/11/22	—	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

O. Fourment	—	—	—	—	1,000	47,720
	13,000	—	30.45	01/17/17	—	—
	45,000	—	37.52	01/16/18	—	—
	43,000	—	30.56	01/14/19	—	—
	28,667	14,333	36.42	01/20/20	—	—
	14,334	28,666	48.20	01/12/21	—	—
	—	50,000	51.80	01/11/22	—	—

P. Doherty	—	—	—	—	333	15,891
	34,000	—	30.45	01/17/17	—	—
	40,000	—	37.52	01/16/18	—	—
	39,000	—	30.56	01/14/19	—	—
	28,667	14,333	36.42	01/20/20	—	—
	14,334	28,666	48.20	01/12/21	—	—
	—	50,000	51.80	01/11/22	—	—
E. Schaffer	15,000	—	27.01	01/18/16	—	—
	16,000	—	30.45	01/17/17	—	—
	14,000	—	37.52	01/16/18	—	—
	20,000	—	30.56	01/14/19	—	—
	13,333	6,667	36.42	01/20/20	—	—
	6,667	13,333	48.20	01/12/21	—	—
	—	35,000	51.80	01/11/22	—	—

(1)
Stock options vest over a three-year period, with one third becoming exercisable on each anniversary of the grant date, and have a ten-year term. The unexercisable options become exercisable (vest) in the months indicated:

	January 2013	January 2014	January 2015	Total
S. Hagge	97,667	72,667	47,666	218,000
R. Kuhn	45,333	31,000	16,666	92,999
O. Fourment	45,333	31,000	16,666	92,999
P. Doherty	45,333	31,000	16,666	92,999
E. Schaffer	25,001	18,333	11,666	55,000
(2)
Stock options are granted with an exercise price equal to closing price of AptarGroup's common stock on the NYSE on the date of grant.

(3)
Stock awards represent RSUs that were granted in lieu of a portion of the annual performance incentive taken in cash, and awards granted at the discretion of the Compensation Committee. RSUs granted vest over a three-year period, with restrictions lapsing on one third of the units on each of the first three anniversaries of the grant date. The following numbers of units vest for each respective executive officer in the months indicated:

	January 2013	February 2013	July 2013	February 2014	July 2014	February 2015	July 2015	Total
S. Hagge	1,000	782		782		379		2,943
R. Kuhn		1,162	84	1,161	83	758	83	3,331
O. Fourment			334		333		333	1,000
P. Doherty		333						333
(4)
The market value of RSUs that have not yet vested is calculated using the closing price of AptarGroup's common stock on the NYSE on December 31, 2012, which was $47.72 per share.

Option Exercises and Stock Vested

        The table below provides information on stock option exercises and the vesting of RSUs in 2012.

OPTION EXERCISES AND STOCK VESTED
	Stock Options		Restricted Stock Units
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

S. Hagge	50,000	1,825,450	2,076	109,221
R. Kuhn	17,900	408,781	403	21,665
O. Fourment	9,000	205,065	—	—
P. Doherty	48,000	1,186,620	333	17,902
E. Schaffer	43,000	1,267,040	—	—
(1)
Value realized represents the difference between the closing price on the NYSE of AptarGroup's common stock on the date of exercise and the exercise price of the option award.

(2)
Value realized represents the closing price on the NYSE of AptarGroup's common stock on the date of vesting multiplied by the number of shares vested.

Employment Agreements

        Mr. Hagge's employment agreement provides for employment through December 31, 2015 at a minimum salary of $925,000 (which is the 2013 salary approved by the Compensation Committee) per year, which amount may be increased (but not decreased) over the remaining term of the agreement. In addition to participation in executive benefit programs on the same basis as other executives, Mr. Hagge is entitled to additional term life and supplementary long-term disability insurance coverage. The term of Mr. Hagge's agreement provides for automatic extensions, as of each January 1st commencing January 1, 2013, for one additional year unless either AptarGroup or Mr. Hagge terminates such automatic extension by written notice to the other party at least 30 days prior to the automatic extension date, but in no event will such term extend beyond December 31, 2016.

        If employment ends on account of death, Mr. Hagge's estate will receive one-half of the annual salary that Mr. Hagge would have received until the second anniversary of his death. If employment ends due to the expiration of the agreement, Mr. Hagge is entitled to receive an amount equal to one year's salary (based on the salary then in effect) and medical and life insurance benefits he would have otherwise received for a period of one year following the expiration date. If Mr. Hagge terminates the agreement without "good reason" (as defined in the agreement) or he retires, he is not entitled to payments or benefits under the employment agreement (other than certain accrued amounts and plan benefits which by their terms extend beyond termination of employment). If Mr. Hagge is terminated without "cause" (as defined in the agreement), he is entitled to receive his base salary then in effect (at the times it would have been paid) until the date on which the agreement was scheduled to expire.

        After a change in control of AptarGroup, if Mr. Hagge's employment is terminated by AptarGroup or its successor other than for cause, disability or death, or if Mr. Hagge terminates his employment for "good reason," in each case within two years following the change in control, Mr. Hagge is entitled to receive a lump-sum payment equal to (i) three times his highest annualized salary during the 12 month period preceding the termination and (ii) three times the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, plus a prorated annual performance incentive equal to an amount at least equal to the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, as well as the continuation of medical, disability and life insurance benefits for three years. The agreement contains certain noncompetition and nonsolicitation covenants prohibiting Mr. Hagge from, among other things, becoming employed by a competitor of AptarGroup for a period of one or two years following termination (depending on the nature of the termination).

        The employment agreements of Messrs. Kuhn, Doherty and Schaffer contain terms that are substantially the same as those found in Mr. Hagge's agreement, including the automatic annual extension provisions, except that each of these agreements will not continue later than December 31st of the year in which the executive turns 65 and, except that the agreements of Messrs. Kuhn, Doherty and Schaffer provide that they will receive minimum annual salaries of $470,000, $485,000, and $345,000, respectively, (which are the 2013 salaries that were approved by the Compensation Committee). These annual salaries may be increased (but not decreased) over the remaining terms of the agreements. After a change in control of AptarGroup, if Messrs. Kuhn, Doherty or Schaffer are terminated by AptarGroup or its successor other than for cause, disability or death, or if Messrs. Kuhn, Doherty or Schaffer terminates his employment for "good reason," in each case within two years following the change in control, Messrs. Kuhn, Doherty, and Schaffer are entitled to receive a lump-sum payment equal to (i) two and one-half times his highest annualized salary during the 12 month period preceding the termination and (ii) two and one-half times the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, plus a prorated annual performance incentive equal to an amount at least equal to the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, as well as the continuation of medical, disability, and life insurance benefits for two and one-half years.

        The employment agreement of Mr. Fourment is in accordance with the French Collective Bargaining Agreement of the Plastics Industry. The agreement of Mr. Fourment remains in effect for an unlimited period; however, the Company and Mr. Fourment have the right to terminate the agreement according to local law. The agreement provides for minimum annual salary to Mr. Fourment of $455,000 (which is the 2013 local currency salary approved by the Compensation Committee translated using the December 31, 2012 exchange rate). The agreement contains certain noncompetition and nonsolicitation covenants prohibiting Mr. Fourment from, among other things, becoming employed by a competitor of AptarGroup for a period of two years following termination (no matter the reason for termination) and that Mr. Fourment will receive payments as described under "Potential Payments Upon Termination of Employment".

        For information regarding termination benefits, including benefits provided pursuant to employment agreements with the NEOs, see "Potential Payments Upon Termination of Employment".

Pension Benefits

U.S. Employees

        Substantially all of the U.S. employees of AptarGroup and its subsidiaries are eligible to participate in the AptarGroup Pension Plan. Employees are eligible to participate after six months of credited service and become fully vested after five years of credited service. The annual benefit payable to an employee under the Pension Plan upon retirement is computed as a straight life annuity equal to the sum of the separate amounts the employee accrues for each of his years of credited service under the Plan. Such separate amounts are determined as follows: for each year of credited service through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.8% (2% for years after 1986) of such year's compensation above such wage base, plus certain increases put into effect prior to 1987; for each year after 1988 through the year in which the employee reaches 35 years of service, 1.2% of such year's "Covered Compensation" and 1.85% of such year's compensation above such "Covered Compensation" and for each year thereafter, 1.2% of such year's compensation. The employee's compensation under the Pension Plan for any year includes all salary, commissions and overtime pay and, beginning in 1989, annual performance incentives, subject to such year's limit applicable to tax-qualified retirement plans. The employee's "Covered Compensation" under the Pension Plan for any year is generally the average of the Social Security wage base for each of the 35 years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement under the Pension Plan is age 65 and reduced benefits are available as early as age 55 provided that the employee has completed 10 years of service. If an employee has completed 10 years of service and elects to retire and receive pension benefits before age 65, the benefit will be calculated in the same manner as under normal retirement conditions, but will be permanently reduced for each month the benefit commences prior to age 65. The reduction factors are: 1/180 for each of the first 60 months, and 1/360 for each additional month that is in advance of the normal retirement age. Benefits are not subject to reduction for Social Security benefits or other offset items.

        U.S. employees of AptarGroup and its subsidiaries participating in the Pension Plan are also eligible for AptarGroup's non-qualified supplemental retirement plan ("SERP"). The annual benefit payable to an employee under the SERP upon retirement is computed as a straight life annuity equal to the sum of the separate amounts the employee accrues for each of his years of credited service under the SERP. The annual accrued benefits are determined as follows: for each year of credited service through the year in which the participant reaches 35 years of service, 1.85% of the participant's "Supplemental Earnings;" and for each year after 35 years of credited service, 1.2% of such year's "Supplemental Earnings." "Supplemental Earnings" is generally the difference between (i) the participant's earnings calculated as if the limitation of Section 401(a)(17) of the Internal Revenue Code were not in effect and (ii) the participant's recognized earnings under the Pension Plan. Participants who terminate service prior to being eligible for retirement (i.e., age 65 or age 55 with 10 years of credited service) will forfeit all accrued benefits under the SERP. The SERP provides for the vesting of all accrued benefits to those not already retirement eligible under the plan in the event of a change of control.

        Mr. Fourment is a resident of Europe and does not participate in the U.S. pension benefit plans, but as described below, is entitled to other pension benefits.

Non-U.S. Employees

        Mr. Fourment is entitled to certain retirement indemnity benefits in accordance with the French Collective Bargaining Agreement of the Plastics Industry ("Collective Pension"). Such benefits are based on a formula that takes salary and years of service into consideration. In addition, Mr. Fourment is eligible for benefits pursuant to a supplemental pension plan available to certain French executives ("Supplemental Pension"). This plan provides participants with an annual pension compensation for life, subject to cost of living adjustments, of up to 10% of the average annual salary and annual performance incentive paid to a participant in the five years preceding retirement, the total of the amounts received by the employee according to the Collective Pension and the Supplemental Pension being subject to a ceiling equal to 55% of the average annual salary and annual performance incentive paid to a participant in the five years preceding retirement. In the event of a participant's death after retirement, the plan provides a surviving spouse with annual payments of 60% of the participant's Supplemental Pension for life. Pension benefits would normally commence at age 67, which is the legal retirement age in France, but reduced benefits are available after age 57.

        The table below includes information relating to the defined benefit retirement plans of each NEO. Assumptions used to determine the present value of accumulated benefit as of December 31, 2012 are the same as those found in Note 8, "Retirement and Deferred Compensation Plans" to AptarGroup's Financial Statements.

PENSION BENEFITS
Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)

S. Hagge	Employees' Retirement Plan	31	933,031
	Supplemental Retirement Plan	31	2,065,300
R. Kuhn	Employees' Retirement Plan	25	428,026
	Supplemental Retirement Plan	25	206,786
O. Fourment	Retirement Indemnities	28	343,103
	Pension Plan	28	986,012
P. Doherty	Employees' Retirement Plan	25	664,500
	Supplemental Retirement Plan	25	602,681
E. Schaffer	Employees' Retirement Plan	23	337,641
	Supplemental Retirement Plan	23	117,294
(1)
The retirement indemnities and pension plan of Mr. Fourment represent non-qualified pension plans. The AptarGroup, Inc. Employees' Retirement Plan (Employees' Retirement Plan) is a qualified plan and the AptarGroup, Inc. Supplemental Executive Retirement Plan (Supplemental Retirement Plan) is a non-qualified plan.

Potential Payments Upon Termination of Employment

        The following table provides information concerning potential payments or other compensation that could have been awarded to the named executives if any of the various termination scenarios presented below occurred on December 31, 2012.

Name / Termination Scenario		Cash Payment	Continuation of Medical / Welfare Benefits	Acceleration of Equity Awards (value as of 12/31/12)	Other	Total Termination Benefits

S. Hagge
•	Normal Expiration of Employment Agreement	$900,000	$10,100	—	—	$910,100
•	Voluntary or With Cause Termination	—	—	—	—	—
•	Involuntary Termination	$2,367,000	$26,600	—	$7,600	$2,401,200
•	Involuntary or Good Reason Termination After a CIC	$4,651,600	$39,900	$422,940	—	$5,114,440
•	Disability	$600,030	—	$422,940	—	$1,022,970
•	Death	$900,000	—	$422,940	—	$1,322,940
R. Kuhn
•	Normal Expiration of Employment Agreement	$450,000	$9,000	—	—	$459,000
•	Voluntary or With Cause Termination	—	—	—	—	—
•	Involuntary Termination	$1,111,500	$18,000	—	$20,200	$1,149,700
•	Involuntary or Good Reason Termination After a CIC	$1,834,000	$22,500	$320,918	—	$2,177,418
•	Disability	$300,015	—	$320,918	—	$620,933
•	Death	$450,000	—	$320,918	—	$770,918
O. Fourment
•	Normal Expiration of Employment Agreement	—	—	—	—	—
•	Voluntary or With Cause Termination	$761,013	—	—	—	$761,013
•	Involuntary Termination	$1,536,824	—	—	—	$1,536,824
•	Involuntary or Good Reason Termination After a CIC	$1,710,605	—	$209,683	—	$1,920,288
•	Disability	—	—	$209,683	—	$209,683
•	Death	—	—	$209,683	—	$209,683

Name / Termination Scenario		Cash Payment	Continuation of Medical / Welfare Benefits	Acceleration of Equity Awards (value as of 12/31/12)	Other	Total Termination Benefits

P. Doherty
•	Normal Expiration of Employment Agreement	$470,000	$9,000	—	—	$479,000
•	Voluntary or With Cause Termination	—	—	—	—	—
•	Involuntary Termination	$1,128,000	$25,982	—	$10,200	$1,164,182
•	Involuntary or Good Reason Termination After a CIC	$1,913,000	$32,478	$177,854	—	$2,123,332
•	Disability	$313,349	—	$177,854	—	$491,203
•	Death	$470,000	—	$177,854	—	$647,854
E. Schaffer
•	Normal Expiration of Employment Agreement	$335,000	$9,000	—	—	$344,000
•	Voluntary or With Cause Termination	—	—	—	—	—
•	Involuntary Termination	$797,300	$18,000	—	$6,800	$822,100
•	Involuntary or Good Reason Termination After a CIC	$1,294,592	$22,500	$75,337	—	$1,392,429
•	Disability	$223,345	—	$75,337	—	$298,682
•	Death	$335,000	—	$75,337	—	$410,337

Normal Expiration of Employment Agreement

        As a condition to the employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer each would receive his current base salary amount as well as benefits currently provided, including current health and welfare benefits (consisting of health and term life premiums) for a period of one year following the date of expiration of his agreement. Amounts would be paid and benefits would be provided on a monthly basis for twelve months. The employment agreement of Mr. Fourment has no expiration date.

Voluntary or With Cause Termination

        Messrs. Hagge, Kuhn, Doherty and Schaffer are not entitled to additional benefits if they voluntarily terminate their employment or they are terminated with cause. With voluntary termination, Mr. Fourment may receive monthly payments in accordance with the non-competition clauses of his contracts equal to 50% of his former monthly salary for a period of two years from the date of termination. Such payments would not be made in the event of a termination with cause defined as gross misconduct. Equity awards granted to NEOs continue to vest upon retirement and Messrs. Hagge, Doherty and Fourment are retirement eligible. For a description of the value of outstanding equity awards as of December 31, 2012, see the second paragraph under "Involuntary or Good Reason Termination After a Change in Control" below.

Involuntary Termination

        For Messrs. Hagge, Kuhn, Doherty and Schaffer amounts shown above represent their base salaries and, if applicable, health and welfare benefits, and the use of a company-provided automobile (incremental cost to the company shown in the "Other" column above) that each named executive would be entitled to receive over the remaining term of their employment agreements. Amounts would be paid and benefits would be provided on a monthly basis for the remaining term of each respective agreement. Cash payment amounts shown for Mr. Fourment represent payments that would be required under the French Collective Bargaining Agreement of the Plastics Industry and monthly payments in accordance with the non-competition clauses of his respective contracts equal to 50% of his former monthly salary for a period of two years from the date of termination. The French Collective Bargaining Agreement of the Plastics Industry provides for an indemnity to be paid upon involuntary termination of employment that is based on the number of years of service and on the average monthly total compensation paid during the last twelve months ("Monthly Salary"). This indemnity is equal to 4.4 times the Monthly Salary in total for the first 13 years of service plus 0.5 times the Monthly Salary for each year thereafter.

Involuntary or Good Reason Termination After a Change in Control ("CIC")

        Cash payment amounts shown for Mr. Hagge represent, according to his employment agreements and the CIC provisions therein, three times his highest annualized salary during the 12 month period preceding the termination and three times the average of his annual performance incentive amounts earned or payable in the past three fiscal years, as well as a prorated annual performance incentive. The cash payment amounts shown for Messrs. Kuhn, Doherty and Schaffer represent, according to their employment agreements and the CIC provisions therein, two and one-half times their highest annualized salary during the 12 month period preceding the termination and two and one-half times the average of their annual performance incentive amounts earned or payable in the past three fiscal years, as well as a prorated annual performance incentive. Cash payments under this scenario would be lump sum payments that would be expected to be paid within approximately 30 days following the date of termination. The employment agreement of Mr. Hagge also provides for the continuation of health and welfare benefits currently provided, for a period of three years following the date of termination. The agreements of Messrs. Kuhn, Doherty and Schaffer also provide for the continuation of health and welfare benefits currently provided, for a period of two and one-half years following the date of termination. Cash payment amounts shown for Mr. Fourment are identical to the payments described above under "Involuntary Termination" in accordance with his agreements.

        AptarGroup's employee stock option and RSU agreements provide for the acceleration of vesting upon a CIC. The amounts shown represent the value of unvested stock options and the market value of RSUs as of December 31, 2012. Further information regarding unvested stock options and RSUs can be found under "Outstanding Equity Awards at Fiscal Year-End". The accelerated stock option values included in the above table represent the difference between the closing price of AptarGroup's common stock on the NYSE on December 31, 2012 ("Closing Price") which was $47.72 per share, and the exercise prices of the respective unvested stock options multiplied by the number of unvested stock options. The accelerated RSU values included in the above table represent the Closing Price multiplied by the number of unvested RSUs.

Disability

        The employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer provide for payments equal to a minimum of approximately 66.67% of their base salary while they are disabled, until they reach the age of 65. Such payments are covered under insurance policies paid for by AptarGroup. The cash payment amounts included in the above table for Messrs. Hagge, Kuhn, Doherty and Schaffer represent one year of disability payments under this scenario. In addition, AptarGroup's employee stock option and RSU agreements provide for the acceleration of vesting in the event of disability. Further information regarding the value of accelerated equity grants shown in the above table can be found in the preceding paragraph.

Death

        Upon death, the employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer provide their estates with one-half of their annual salary that they would have received until the second anniversary of their death. AptarGroup's employee stock option and RSU agreements provide for the acceleration of vesting in the event of death and the values shown in the table above for this scenario are the same as those shown under the Disability and Involuntary or Good Reason Termination After a CIC scenarios.

CIC without Termination

        The named executives are not entitled to additional benefits if there is a CIC without termination within two years of the CIC event other than the acceleration of equity award vesting.

Non-compete Information

        The agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer require that during the employment period and for one year thereafter in the case of either termination for good reason following a CIC or termination without cause, or for two years following termination for any other reason, that each executive will not i) compete directly or indirectly with the Company or ii) solicit employees or customers of the Company. The agreement of Mr. Fourment requires that he will not i) compete directly or indirectly with the Company or ii) solicit employees or customers of the Company for up to two years following termination for any reason and that under this arrangement, he will receive monthly payments equal to 50%

of his former monthly salary for a period of two years from the date of termination. Payments would not be made to Mr. Fourment if he was terminated with cause.

Pension Related Benefits

        Information concerning pension benefits can be found under the heading "Pension Benefits".

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2012, relating to AptarGroup's equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time. AptarGroup does not have any equity compensation plans that were not approved by stockholders.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a)) (c)

Equity compensation plans approved by stockholders(1)	8,181,726	(2)	$37.55	(3)	3,406,858
(1)
Plans approved by stockholders include director and employee equity award plans.

(2)
Includes 25,862 RSUs.

(3)
RSUs are excluded when determining the weighted average exercise price of outstanding options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

        The following table contains information with respect to the beneficial ownership of common stock, as of March 14, 2013, by (a) the persons known by AptarGroup to be the beneficial owners of 5% or more of the outstanding shares of common stock, (b) each director or director nominee of AptarGroup, (c) each of the executive officers of AptarGroup named in the Summary Compensation Table above, and (d) all directors, director nominees and executive officers of AptarGroup as a group. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o AptarGroup, Inc., 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
	Shares Owned
			Options Exercisable Within 60 Days of March 14, 2013
Name	Number of Shares(1)	Percentage(2)

Neuberger & Berman LLC(3) 605 Third Avenue, New York, NY 10158	6,480,034	9.8	—
State Farm Mutual Automobile Insurance Company(4) One State Farm Plaza, Bloomington, IL 61710	6,444,169	9.7	—
Capital Research Global Investors(5) 333 South Hope Street Los Angeles, CA 90071	5,321,500	8.0	—
Vanguard Group(6) 100 Vanguard Boulevard, Malvern, PA 19355	3,538,205	5.3	—
Blackrock, Inc.(7) 40 East 52nd Street, New York, NY 10022	3,470,985	5.2	—
Alain Chevassus	32,000	*	21,500
Leslie A. Desjardins	6,267	*	3,167
Patrick Doherty	217,745	*	201,334
George L. Fotiades	14,544	*	9,500
Olivier Fourment	189,586	*	189,334
Leo A. Guthart	125,521	*	23,500
Stephen J. Hagge(8)	635,040	1.0	575,167
King W. Harris(9)	451,148	*	39,500
Giovanna Kampouri Monnas	17,500	*	17,500
Robert W. Kuhn	158,248	*	144,334
Peter H. Pfeiffer	1,938,122	2.9	959,500
Eldon Schaffer	119,780	*	110,000
Dr. Joanne C. Smith(10)	27,747	*	23,500
Ralf K. Wunderlich	26,850	*	23,500
All Directors and Executive Officers as a Group (15 persons)(11)	3,998,859	5.8	2,379,670

*
Less than one percent.

(1)
Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. Number of shares includes options exercisable within 60 days of March 14, 2013.

(2)
Based on 66,266,404 shares of common stock outstanding as of March 14, 2013 plus options to purchase shares held by any such person that are exercisable within 60 days of that date.

(3)
The information as to Neuberger & Berman LLC and related entities ("Neuberger & Berman") is derived from a statement 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Neuberger & Berman has the shared power to vote 6,326,634 shares and the shared power to dispose of 6,480,034 shares.

(4)
The information as to State Farm Mutual Automobile Insurance Company and related entities is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act.

(5)
The information as to Capital Research Global Investors is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act.

(6)
The information as to Vanguard, Inc. and related entities ("Vanguard") is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Vanguard has the sole power to vote 49,116 shares and the sole power to dispose of 3,492,589 shares.

(7)
The information as to Blackrock, Inc. and related entities is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act.

(8)
Mr. Hagge shares the power to vote and dispose of 9,438 shares.

(9)
Mr. Harris shares the power to vote and dispose of 176,341 shares.

(10)
Dr. Smith shares the power to vote and dispose of 3,907 shares.

(11)
Includes 189,686 shares as to which voting and disposing power is shared other than with directors and executive officers of AptarGroup.

TRANSACTIONS WITH RELATED PERSONS

        AptarGroup or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, nominees for directors, a beneficial owner of 5% or more of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as "related person transactions." Each related person transaction must be approved or ratified in accordance with AptarGroup's written Related Person Transactions Policy by the Audit Committee of the Board of Directors. Each member of the Audit Committee is considered a "disinterested" director and therefore are approving related party transactions from this perspective.

        The Audit Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

  •
  the size of the transaction and the amount payable to a related person;

  •
  the nature of the interest of the related person in the transaction;

  •
  whether the transaction may involve a conflict of interest; and

  •
  whether the transaction is on terms that would be available in comparable transactions with unaffiliated third parties.

        The following are not considered Related Party Transactions:

  •
  executive officer or director compensation which has been approved by the Compensation Committee of the Board of Directors;

  •
  indebtedness incurred with a beneficial owner of more than 5% of any class of voting securities of the Company;

  •
  indebtedness incurred for the purchase of goods or services subject to usual trade terms, for ordinary business travel and expense payments, and for other transactions in the ordinary course of business; and

  •
  any transaction in which a person is deemed a Related Person solely on the basis of such person's equity ownership and all holders of that class of equity receive the same benefit on a pro rata basis.

        Pursuant to this policy, the Audit Committee approves or ratifies all related party transactions, including those involving NEOs and directors as described below.

        In December 2012, Peter Pfeiffer converted a personal loan in the amount of $670,000 (€500,000) into an equity ownership position of 20% in Eckert & Caine, a provider of software and consulting services to AptarGroup. Mr. Pfeiffer is also on the advisory board of this company. In 2012, AptarGroup purchased approximately $130,000 of software and consulting services from Eckert & Caine.

        In November 2011, in connection with the previously announced retirement of Mr. Pfeiffer, AptarGroup entered into a two-year Consulting Agreement with Peter Pfeiffer that became effective January 1, 2012 ("Consulting Agreement"). Compensation for the consulting services to be provided by Mr. Pfeiffer during the year ended December 31, 2012 were $450,000 and were paid in equal monthly installments, and will continue in the same amounts in 2013. Pursuant to the Consulting Agreement, which includes a noncompete provision, Peter

Pfeiffer will be an independent contractor, and Mr. Pfeiffer will not be an employee of AptarGroup.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of reports and written representations furnished to it, AptarGroup believes that during 2012 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of AptarGroup's common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Fourment, an executive officer, and Mr. Chevassus, a director, each reported 2012 transactions (two for Mr. Fourment, one for Mr. Chevassus) on Form 4 that were not reported on a timely basis, and Mr. Fotiades, a director, reported on Form 5, one small dividend reinvestment transaction from 2012 that was not reported on a timely basis.

AUDIT COMMITTEE REPORT

        Management is responsible for AptarGroup's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of AptarGroup's consolidated financial statements in accordance with generally accepted auditing standards, including the effectiveness of internal controls, and issuing a report thereon. The Audit Committee's responsibility is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of AptarGroup.

        During the course of the fiscal year ended December 31, 2012, management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Management and the independent registered public accounting firm kept the Audit Committee apprised of the progress of the documentation, testing and evaluation through periodic updates, and the Audit Committee provided advice to management during this process.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Also, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Accounting Oversight Board ("PCAOB") in Rule 3200T.

        In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm as required by the PCAOB regarding the independent registered public accounting firm's communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from AptarGroup and AptarGroup's management. In considering the independence of AptarGroup's independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to this firm for non-audit services as described under "Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm" for 2013.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in AptarGroup's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

                      Audit Committee

                      Leo A. Guthart (Chair)
                      Leslie A. Desjardins
                      King W. Harris

OTHER MATTERS

Proxy Solicitation

        AptarGroup will pay the cost of soliciting proxies for the annual meeting. AptarGroup also reimburses banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and employees of AptarGroup and its subsidiaries may solicit proxies personally or by telephone, facsimile or electronic means without additional compensation.

Annual Report/Form 10-K

        AptarGroup's Annual Report/Form 10-K for the year ended December 31, 2012 is available on the Internet along with this proxy statement. Stockholders can refer to the report for financial and other information about AptarGroup, but such report is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material. If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including the Annual Report/Form 10-K), you should follow the instructions for requesting such materials included in the Notice.

Stockholder Proposals

        In order to be considered for inclusion in AptarGroup's proxy materials for the 2014 annual meeting of stockholders, and in order for any stockholder to recommend a candidate for director to be considered by the Corporate Governance Committee, the proposal or candidate recommendation must be received at AptarGroup's principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014 by November 26, 2013. In

addition, AptarGroup's Bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to the Board. Any stockholder who seeks to recommend a director for consideration by the Corporate Governance Committee must include with such recommendation any information that would be required by the Company's Bylaws if the stockholder were making the nomination directly.

        Stockholders at the 2013 annual meeting may consider stockholder proposals or nominations brought by a stockholder of record on March 14, 2013, who is entitled to vote at the annual meeting and who has given AptarGroup's Secretary timely written notice, in proper form, of the stockholder's proposal or nomination. A stockholder proposal or nomination intended to be brought before the 2013 annual meeting must have been received by the Secretary on or after February 7, 2013 and on or prior to March 9, 2013. The 2014 annual meeting is expected to be held on May 7, 2014. A stockholder proposal or nomination intended to be brought before the 2014 annual meeting must be received by the Secretary on or after February 6, 2014 and on or prior to March 8, 2014. A stockholder proposal or nomination must include the information requirements set forth in AptarGroup's Bylaws.

By Order of the Board of Directors,

Robert W. Kuhn
Secretary

Crystal Lake, Illinois
March 26, 2013

APPENDIX A

APTARGROUP
PERFORMANCE INCENTIVE PLAN

I.
Purposes

        The purposes of the AptarGroup Performance Incentive Plan are to retain and motivate the officers and other employees of AptarGroup, Inc., and its subsidiaries who have been designated by the Compensation Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.
Certain Definitions

        "Annual Base Salary" shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

        "Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) 90 days after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the Common Stock is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is intended to be an "outside director" within the meaning of Section 162(m) of the Code.

        "Common Stock" shall mean Common Stock, par value $.01 per share, of the Company.

        "Company" shall mean AptarGroup, Inc., a Delaware corporation and any successor thereto.

        "Individual Award Opportunity" shall mean the potential of a Participant to receive an incentive payment if the performance goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars, in Restricted Stock Units or pursuant to a formula that is consistent with the provisions of the Plan.

        "Participant" shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Company to participate in the Plan for a Performance Period, in accordance with Article III.

        "Performance Criteria" shall mean one or more of the following objective corporate-wide or subsidiary, business segment, division, operating unit or individual measures:

        (a)   Profitability Measures:    (i) earnings per share, (ii) earnings before interest and taxes ("EBIT"), (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (iv) business segment income, (v) net income, (vi) operating income, (vii) revenues, (viii) profit margin, (ix) cash flow(s) and (x) expense reduction;

        (b)   Capital Return Measures:    (i) return on equity, (ii) return on assets, (iii) return on invested capital, (iv) EBIT to capital ratio, (v) EBITDA to capital ratio, (vi) business segment income to business segment capital ratio, (vii) working capital ratios and (viii) total shareholder return; and

        (c)   Other Performance Measures:    (i) successful implementation of strategic initiatives relating to cost reduction, revenue production and/or productivity improvement, and (ii) successful integration of acquisitions.

        Each such goal may be measured (A) on an absolute or relative basis; or (B) comparatively with current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, business segments, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. Where applicable, each of the foregoing measures will be determined in accordance with Section 4.2.

        "Performance Period" shall mean any period commencing on or after January 1, 2013 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

        "Plan" shall mean the AptarGroup Performance Incentive Plan as set forth herein, as it may be amended from time to time.

        "Restricted Stock Unit" shall mean a right that entitles the holder thereof to receive, upon vesting, one share of Common Stock on the date of vesting and that is available for grant in accordance with the terms of a stock plan of the Company, the eligible participants in which include Participants.

III.
Administration

        3.1.  General.    The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee's interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

        3.2.  Powers and Responsibilities.    The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

        (a)   to designate within the Applicable Period the Participants for a Performance Period;

        (b)   to establish within the Applicable Period the performance goals and other terms and conditions that are to apply to each Participant's Individual Award Opportunity, including the extent to which any incentive payment shall be made to a Participant in the event of (i) the Participant's termination of employment with or service to the Company due to disability, retirement, death or any other reason or (ii) a change in control of the Company;

        (c)   to determine in writing prior to the payment with respect to any Individual Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Individual Award Opportunity have been satisfied;

        (d)   to determine whether, and under what circumstances and subject to what terms, an Individual Award Opportunity is to be paid in cash or in Restricted Stock Units, or partly in cash and partly in Restricted Stock Units;

        (e)   to determine whether, and under what circumstances and subject to what terms, an Individual Award Opportunity is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee's discretion or whether a Participant may elect deferred payment; and

        (f)    to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

        3.3.  Delegation of Power.    The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the

Committee's judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Individual Award Opportunities for such person, and (c) certify the achievement of such performance goals.

IV.
Performance Goals

        4.1.  Establishing Performance Goals.    The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal. Performance goals shall be based exclusively on Performance Criteria. With respect to Participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period.

        4.2.  Impact of Extraordinary Items or Changes in Accounting.    The Performance Criteria utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's audited consolidated financial statements, to the extent applicable, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company's independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company's independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

V.
Individual Award Opportunities

        5.1.  Terms.    At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant's Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Individual Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made. No

Participant shall receive a payment, whether in cash or in Restricted Stock Units, under the Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount shall be proportionately increased or decreased with respect to Performance Periods that are more than or less than, respectively, one year in duration.

        5.2   Vesting.    The Committee may, in its sole discretion, specify that rights to receive payments related to an Individual Award Opportunity may be (a) subject to a vesting schedule (e.g., pro-rata vesting, cliff vesting or other vesting schedule), or (b) fully vested when an Individual Award Opportunity target has been met.

        5.3.  Payments.    Payments with respect to Individual Award Opportunities shall be made in cash or in Restricted Stock Units, or partly in cash and partly in Restricted Stock Units, and shall be made at the time determined by the Committee after the end of the Performance Period for which the awards are payable, provided that (a) no such payment shall be made unless and until (i) such payments are vested (if such payments are subject to a vesting schedule) and (ii) the Committee has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied and (b) no such payment shall be made later than March 15 of the year immediately following the later to occur of (A) the year in which the applicable Performance Period ends or (B) the year in which the payment becomes vested.

VI.
General

        6.1.  Effective Date and Term of Plan.    The Plan shall be submitted to the stockholders of the Company for approval at the 2013 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2013. The Plan shall terminate as of January 1, 2018, unless terminated earlier by the Board. In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are "covered employees" within the meaning of Section 162(m) of the Code.

        6.2.  Amendments.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.

        6.3.  Non-Transferability of Awards.    No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

        6.4.  Tax Withholding.    The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

        6.5.  No Right of Participation or Employment.    No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        6.6.  Designation of Beneficiary.    If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant's beneficiary or beneficiaries (both primary and contingent) in the event of the Participant's death.

        Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

        If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant's executor, administrator, legal representative or similar person.

        6.7.  Governing Law.    The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        6.8.  Other Plans.    Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

        6.9.  Binding Effect.    The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

As adopted by the Board of Directors on February 21, 2013.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. APTARGROUP, INC. M53559-P34770-Z59731 475 WEST TERRA COTTA AVENUE SUITE E CRYSTAL LAKE, IL 60014 2. Advisory vote to approve executive compensation 3. Ratifi cation of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2013 4. Approval of the AptarGroup Performance Incentive Plan ! ! ! NOTE: IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THIS MEETING. FOR DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS OF APTARGROUP, INC., PLEASE CALL 1-815-477-0424. 01) Alain Chevassus 02) Stephen J. Hagge 03) Giovanna Kampouri Monnas 1. Election of Directors Nominees VOTE BY INTERNET - www.proxyvote.com *** AptarGroup encourages you to vote by Internet in order to reduce costs. *** Use the Internet to vote and to request electronic delivery (e-mail) of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to enter your vote. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by AptarGroup, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery (e-mail), please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

AptarGroup, Inc. 475 West Terra Cotta Ave., Suite E Crystal Lake, IL 60014 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Robert W. Kuhn and Matthew J. DellaMaria, or either of them (each with full power of substitution), are hereby authorized to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of AptarGroup, Inc., to be held on May 8, 2013 and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR ALL Director Nominees, and FOR proposals 2, 3 and 4. This proxy revokes any proxy previously given. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M53560-P34770-Z59731

M53541-P34770 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. APTARGROUP, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2013. 475 WEST TERRA COTTA AVENUE SUITE E CRYSTAL LAKE, IL 60014 Meeting Information Meeting Type: Annual Meeting For holders as of: March 14, 2013 Date: May 8, 2013 Time: 9:00 AM CDT Location: Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2013 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 1. Notice And Proxy Statement 2. Annual Report . XXXX XXXX XXXX . XXXX XXXX XXXX . XXXX XXXX XXXX M53542-P34770 Proxy Materials Available to VIEW or RECEIVE:

Voting Items 2. Advisory vote to approve executive compensation 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2013 4. Approval of the AptarGroup Performance Incentive Plan NOTE: IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THIS MEETING. 01) Alain Chevassus 02) Stephen J. Hagge 03) Giovanna Kampouri Monnas 1. Election of Directors Nominees The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3 and 4. M53543-P34770 FOR DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS OF APTARGROUP, INC., PLEASE CALL 1-815-477-0424.

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